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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY

                                                                    EXHIBIT 10.4






                          CONFIDENTIAL AND PROPRIETARY



                                 LEASE AGREEMENT

                           Dated as of March 27, 1996


                                     BETWEEN



                  Nitrogen Leasing Company, Limited Partnership


                                    as Lessor


                                       AND

                            Arcadian Fertilizer, L.P.

                                    as Lessee


                    THIS LEASE HAS BEEN ASSIGNED AS SECURITY
                 FOR INDEBTEDNESS OF THE LESSOR. SEE SECTION 21.


This Lease has been manually executed in 8 counterparts, numbered consecutively from 1 through 8, of which this is No. . To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial
Code as in effect in any applicable jurisdiction), no security interest in this Lease may be created or perfected through the transfer or possession of any counterpart other than the original executed counterpart which shall be the counterpart identified as counterpart No. 1.
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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY


                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

PARTIES     ...............................................................   1

SECTION 1.  DEFINED TERMS..................................................   1

SECTION 2.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF LESSEE...........  15

SECTION 3.  LEASE OF PROPERTY OR EQUIPMENT.................................  19

SECTION 4.  OPERATING LEASE................................................  21

SECTION 5.  DELIVERY.......................................................  21

SECTION 6.  INITIAL TERM; RENEWAL TERM.....................................  24

SECTION 7.  RENT AND OTHER PAYMENTS........................................  25

SECTION 8.  RESTRICTED USE; COMPLIANCE WITH LAWS...........................  26

SECTION 9.  MAINTENANCE, IMPROVEMENT AND REPAIR OF PROPERTY OR
            EQUIPMENT......................................................  28

SECTION 10. INSURANCE......................................................  31

SECTION 11. INDEMNITIES....................................................  34

SECTION 12. LEASE RENEWAL..................................................  37

SECTION 13. LEASE EXPIRATION...............................................  38

SECTION 14. CHARACTER OF AMMONIA PROJECT...................................  39

SECTION 15. LOSS OF OR DAMAGE TO PROPERTY OR EQUIPMENT.....................  39

SECTION 16. CONDEMNATION AND DEDICATION OF PROPERTY; EASEMENTS.............  41

SECTION 17. SURRENDER OF PROPERTY OR EQUIPMENT.............................  42

SECTION 18. EVENTS OF DEFAULT..............................................  43

SECTION 19. RIGHTS UPON DEFAULT............................................  45

SECTION 20. EQUIPMENT TO BE PERSONAL PROPERTY..............................  47

SECTION 21. SALE OR ASSIGNMENT BY LESSOR...................................  47
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SECTION 22. INCOME TAXES...................................................  48

SECTION 23. NOTICES AND REQUESTS...........................................  48

SECTION 24. COVENANT OF QUIET ENJOYMENT....................................  49

SECTION 25. RIGHT TO PERFORM FOR LESSEE....................................  50

SECTION 26. MERGER, CONSOLIDATION OR SALE OF ASSETS........................  50

SECTION 27. PERMITTED CONTESTS.............................................  50

SECTION 28. LEASEHOLD INTERESTS............................................  51

SECTION 29. MISCELLANEOUS..................................................  52

SECTION 30. NO RECOURSE....................................................  55

SECTION 31. NO MERGER......................................................  56
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                                  CONFIDENTIAL


                                 LEASE AGREEMENT


                  Lease Agreement, dated as of March 27, 1996 (as the same may be amended, restated, modified or supplemented from time to time as permitted by and in accordance with the Operative Documents, "this Lease"), between Nitrogen Leasing Company, Limited Partnership, a Delaware limited partnership, as lessor (the "Lessor"), and Arcadian Fertilizer, L.P., a Delaware limited partnership, as lessee (the "Lessee").

                  SECTION 1. DEFINED TERMS.

                  Unless the context otherwise requires, each term defined in this Section 1 shall, when used in this Lease, have the meaning indicated:

                  "Accrued Default Obligations" has the meaning set forth in paragraph (e) of Section 19 hereof.

                  "Acquisition Cost" means, (i) in the case of a Parcel of Property or Unit of Equipment acquired and built pursuant to the Agreement for Lease, the Unit Acquisition Cost (as defined in the Agreement for Lease) therefor; (ii) with respect to any other Unit of Equipment, an amount equal to the sum of (a) the vendor's invoice price to the Lessor therefor, including any progress payments, costs of labor, delivery or installation, sales, use, excise or similar taxes and any other charges included in such invoice, after deduction for any refundable fleet or other discounts or credits actually used by the Lessee or the Lessor, (b) any construction or assembly costs, expenses or charges paid by the Lessor in connection therewith, (c) similar amounts paid or payable with respect to such Unit to parties other than the vendor of such Unit, including by way of reimbursement, (d) similar costs incurred with respect to such Unit by the Lessee, and (e) legal, printing, reproduction, closing and other normally capitalizable administrative fees and expenses paid by the Lessee and approved by the Lessor; and (iii) with respect to any Parcel of Property not acquired and built pursuant to the Agreement for Lease, an amount equal to the amounts included in (ii)(e) above which are applicable to such Parcel plus (a) the vendor's contract price therefor or the appraised value thereof, (b) vendee's closing costs, including, without limitation, title insurance premiums, survey and survey inspection charges, recording and filing fees, title closer fees, vendee's attorneys' fees and brokerage commissions, (c) other costs related to the acquisition, including, without limitation, appraisal, architectural, engineering, soil analysis, environmental analysis and market analysis fees, and (d) any amounts paid by vendee on behalf of vendor in addition to, and not as a credit against the contract price, including, without limitation, payments made in satisfaction of prior liens, and payment of any transfer, transfer gains or similar taxes imposed in respect of the conveyance of such Property.

                  "Additional Insureds" has the meaning set forth in paragraph
(e) of Section 10 hereof.

                  "Additional Rent" has the meaning set forth in paragraph (c) of Section 7 hereof.

                  "Affiliate" of any Person means any other Person controlling, controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, provided, that, in any event, any Person which owns directly or indirectly more than 10% of the securities having ordinary voting power for the
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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY


election of directors or other governing body of a corporation or more than 10% of the partnership or other ownership interest of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "AFL Unit Leasing Record" means an instrument, substantially in the form of Exhibit B hereto, evidencing the lease under this Lease of Equipment or Property and related personal property acquired and built pursuant to the Agreement for Lease. The terms "lease" or "leased" when used in this Lease shall be deemed to mean "sublease" or "subleased" when referenced to the Equipment or Property subleased pursuant to the AFL Unit Leasing Record.

                  "Agreement for Lease" means the Agreement for Lease, dated as of the date hereof, between the Lessor, as owner, and the Lessee, as the same may be amended, restated, modified or supplemented from time to time as permitted by and in accordance with the Operative Documents.

                  "Ammonia Project" means the Equipment and improvements constituting the Ammonia Project described in Exhibit D hereto to be located on and including the Parcel of Property described in Exhibit E hereto located in the Republic of Trinidad and Tobago in which the Lessor has acquired or will acquire a leasehold interest. To the extent that portions of the Ammonia Project are personal or real property, respectively, the provisions of this Lease in respect to Equipment or Property, respectively, shall be applicable thereto.

                  "Ancillary Facility Agreement" means any of the contracts entered into or to be entered into by the Lessee or an Affiliate of the Lessee and assigned to the Lessor which provide for the use of and access to storage tanks, loading and unloading facilities, pipelines and similar facilities and equipment necessary for the operation and maintenance of and access to the Ammonia Project and the License Agreements relating to pipelines and similar facilities necessary for the operation and maintenance of the Ammonia Project.

                  "Arcadian Corporation" means Arcadian Corporation, a Delaware corporation and the general partner of the Lessee.

                  "Arcadian Lease Group" means the Lessee, Arcadian Fertilizer Corporation, a Delaware corporation, and Arcadian Nitrogen Limited, a Trinidad and Tobago private limited company.

                  "Assignee" means each Person to which any part of the Lessor's interest under this Lease or in any Parcel of Property or Unit of Equipment shall at the time have been collaterally assigned, conditionally or otherwise, by the Lessor in accordance with Section 21 of this Lease.

                  "Assignment" means each assignment agreement referred to in
Section 21 hereof, between the Lessor and a third party, pursuant to which the Lessor assigns certain of its rights under this Lease to such third party, as the same may be amended, restated, modified or supplemented from time to time.

                  "Average Ammonia Market Price" means, for any calendar month, the average of the Weekly Ammonia Price, FOB Trinidad, for each calendar week. "Weekly Average Ammonia Price, FOB Trinidad" means, for any calendar week that begins during such calendar month, the


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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY


average of the "Green Markets Caribbean Price", the "Fertecon Caribbean Price", and the "FMB Trinidad Price", except that (x) if, for any reason, any such price cannot be determined with respect to such calendar week, the Weekly Average Ammonia Price, FOB Trinidad shall be the average of such prices as can be so determined (or, if only one such price can be so determined, such price), and
(y) if no such price can be so determined, the Weekly Average Ammonia Price, FOB Trinidad shall be determined in a manner as shall be mutually agreed to between the Lessee and the Lessor.

                  (a) The "Green Markets Caribbean Price" for any calendar week shall be the average of:

                           (i) the low International Caribbean Market Price for Anhydrous Ammonia on the spot market as reported for such week in the Table "International Market Prices" by the publication Green Markets Fertilizers Market Intelligence Weekly (a Pike & Fischer publication); and

                           (ii) the high International Caribbean Market Price for Anhydrous Ammonia on the spot market as reported for such week in the manner aforesaid by the said publication.

                  (b) The "Fertecon Caribbean Price" for any calendar week shall be the average of:

                           (i) the low FOB Caribbean Ammonia Spot Price as reported for such week in the Table "AMMONIA SPOT PRICE INDICATIONS" by the publication Fertecon Weekly Ammonia Fax (a Fertecon Limited publication); and

                           (ii) the high FOB Caribbean Ammonia Spot Price as reported for such week in the manner aforesaid by the said publication.

                  (c) The "FMB Trinidad Price" for any calendar week shall be the average of:

                           (i) the low Ammonia - FOB Trinidad Spot Price as reported for such week in the table "FMB International Price Guide" under the heading "RAW MATERIALS/INTERMEDIATES" by the publication FMB Fertilizer Market Bulletin (a FMB Consultants Ltd. publication); and

                           (ii) the high ammonia - FOB Trinidad Spot Price as reported for such week in the manner aforesaid by the said publication.

                  If the Green Markets Caribbean Price, the Fertecon Caribbean Price or the FMB Trinidad Price is quoted for other than short ton of anhydrous ammonia (for example tonne), the quotation shall be converted to a short ton basis using generally accepted conversion methods.

                  "ATAL" means Arcadian Trinidad Ammonia Limited, a Trinidad and Tobago private limited company.


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                                                         THIS LEASE AGREEMENT IS
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                  "Basic Rent" means, with respect to any Parcel of Property or
Unit of Equipment commencing on the Effective Date with respect to such Parcel of Property or Unit of Equipment:

                  (a) for each calendar month during the Lease Term of such Parcel or Unit, an amount computed by multiplying the following:

                  (i)      the Acquisition Cost of such Parcel or Unit, by

                  (ii) a fraction having a numerator equal to the number of days in such month and a denominator of 365, or in a leap year, 366, by

                  (iii) the decimal equivalent of .14625% plus the Lessor's weighted average percentage cost per annum (including, without duplication, any interest accruing at a default rate and any facility, commitment or other fees under a Credit Agreement) of borrowings outstanding at any time during the period from and including the last Business Day of the preceding calendar month to and including the day immediately preceding the last Business Day of the calendar month for which Basic Rent is being computed (the "Computation Period") for which Basic Rent is being computed to finance or refinance the acquisition and ownership of Property or Equipment; and

                  (b) for any partial first calendar month during the Lease Term of such Parcel or Unit, an amount computed by multiplying the following:

                  (i)      the Acquisition Cost of such Parcel or Unit, by

                  (ii) a fraction having a numerator equal to the number of days such Parcel or Unit is under lease during such partial first month and a denominator of 365, or in a leap year, 366, by

                  (iii) the decimal referred to in paragraph (a)(iii) above; provided, that if the Effective Date for such Parcel or Unit falls on or after the Lease Rate Date during such partial first calendar month such decimal shall be the decimal determined as of the next succeeding Lease Rate Date.

                  "Basic Rent Payment Date" means the last Business Day of each calendar month during the Lease Term of any Property or Equipment and the Lease Termination Date.

                  "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or the City of London are authorized by law to close.

                  "Cash Reserve Account" shall have the meaning set forth in paragraph (q) of Section 2 hereof.

                  "Cash Reserve Account Commencement Date" means the Effective Date with respect to the Ammonia Project.


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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY


                  "Cash Reserve Requirement Amount" means an amount equal to the quotient of 40% of the Acquisition Cost of the Ammonia Project divided by the number of Scheduled Reserve Payment Dates.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Companies Act" means Companies Act, Chapter 31, No. 1, of May 1, 1939, as amended.

                  "Computation Period" has the meaning set forth in subclause
(a)(iii) of the definition of Basic Rent in Section 1 hereof.

                  "Consent" means each consent or acknowledgement or similar instrument of the Lessee with respect to an Assignment, as the same may be amended, restated, modified or supplemented from time to time.

                  "Consolidated Current Assets" means, as at any date of determination, the total assets of the Lessee and its Subsidiaries which may be properly classified as current assets in accordance with generally accepted accounting principles on a consolidated basis, after eliminating all intercompany transactions, provided, that in determining such current assets (a) notes and accounts receivable shall be included only if good and collectible and payable on demand or within one year from such date (and if not by their terms or by the terms of any instrument or agreement relating thereto directly or indirectly renewable or extendible at the option of the debtor beyond such year) and shall be taken at their face value less reserves determined to be sufficient in accordance with generally accepted accounting principles, (b) life insurance policies (other than cash surrender value of unencumbered policies) shall be excluded, and (c) investments, other than those properly classified as current assets, shall be excluded.

                  "Consolidated Current Liabilities" means, as at any date of determination, the total liabilities of the Lessee and its Subsidiaries which may properly be classified as current liabilities in accordance with generally accepted accounting principles on a consolidated basis, after eliminating all intercompany transactions, but in any event including as current liabilities, without limitation, (a) any portion of Funded Debt of the Lessee and its Subsidiaries outstanding on such date of determination which by its terms or the terms of any instrument or agreement relating thereto matures on demand or within one year from such date and is not directly or indirectly renewable, extendible or refundable, at the option of debtor under an agreement or firm commitment in effect on such date, to a date one year or more from such date, and (b) all taxes (as estimated) due within one year from such date, other than deferred income taxes not due within one year from such date, if and to the extent that such deferred income taxes would otherwise be classified as current liabilities in accordance with generally accepted accounting principles.

                  "Consolidated Depreciation, Depletion and Amortization Expense" means, with respect to any Person for any period, the total amount of depreciation, depletion and amortization expense (exclusive of the amortization of the principal amount of any Indebtedness) and other non-cash non-operating charges for such Person and its consolidated Subsidiaries for such period.

                  "Consolidated EBITDA" of the Lessee with respect to any period means the aggregate amount of Consolidated Net Income of the Lessee and its Subsidiaries for the preceding twelve fiscal months (prior to any minority interests for interests outstanding on May 11, 1993)


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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY


plus (to the extent deducted in calculating Consolidated Net Income) Interest Expense, consolidated income taxes and consolidated depreciation, depletion and amortization expense (but without giving any effect to any extraordinary gain or loss).

                  "Consolidated Net Income" means, for any period, the net income of the Lessee and its consolidated Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles; provided, however, that there shall not be included such Consolidated Net
Income:

                  (i) any net income or net loss of any Person if such Person is not a Subsidiary, except that Lessee shall include in such Consolidated Net Income the aggregate amount of cash actually distributed by such Person during such period to Lessee or a Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Subsidiary, to the limitations contained in clause
         (iii) below);

                  (ii) any net income of any Person acquired by Lessee or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

                  (iii) any net income of any Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to Lessee, including any restrictions or encumbrances or the ability to exchange or repatriate its earnings into the United States in United States dollars, except that (A) Lessee's equity in the net income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Subsidiary (in compliance with such restrictions) during such period to Lessee or another Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Subsidiary, to the limitation contained in this clause) and (B) Lessee's equity in a net loss of any such Subsidiary for such period shall be included in determining such Consolidated Net Income;

                  (iv) any gain (but not loss) realized upon the sale or other disposition of any property, plant or equipment of Lessee or its consolidated Subsidiaries (including pursuant to any sale and leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and gain (but not loss) realized upon the sale or other disposition of any interests of any Person; and

                  (v) the cumulative effect of change in accounting principles.

                  "Consolidated Net Worth" means, respecting any Person, the amount by which:

                  (i) the total assets of such Person and, if applicable, its Subsidiaries appearing on a balance sheet (consolidated, if applicable) of such Person and, if applicable, its Subsidiaries prepared in accordance with generally accepted accounting principles on a consolidated basis, as of the date of determination, exceeds,

                  (ii) total liabilities of such Person and, if applicable, its Subsidiaries appearing on a balance sheet of such Person and, if applicable, its Subsidiaries prepared in accordance with generally accepted accounting principles as of the date of determination on a consolidated basis,


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                                                         THIS LEASE AGREEMENT IS
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in each case after eliminating all intercompany transactions.

                  "Consolidated Working Capital" means the excess of Consolidated Current Assets over Consolidated Current Liabilities.

                  "Credit Agreement" means each credit or loan agreement which has been entered into between the Lessor and a lender or lenders related to the financing of Property or Equipment, as the same may be amended, restated, modified or supplemented from time to time.

                  "CRA Agreement" means the Cash Reserve Account Agreement dated the date hereof among the Lessee, the Lessor and the CRA Bank.

                  "CRA Bank" means the bank party to the CRA Agreement.

                  "Effective Date" means, with respect to any Parcel of Property or Unit of Equipment, the date on which such Parcel or Unit becomes subject to this Lease, as evidenced by execution by the Lessor of an AFL Unit Leasing Record or a Unit Leasing Record, as the case may be; provided, however, that the Effective Date with respect to the Ammonia Project shall, as provided in the Agreement for Lease, not be subsequent to the Designated Effective Date (as defined in the Agreement for Lease) with respect to the Ammonia Project.

                  "Equipment" means personal property of any type leased or to be leased hereunder and, when leased, evidenced by Unit Leasing Records or AFL Unit Leasing Records, and all related appliances, appurtenances, accessions, furnishings, materials and parts leased or to be leased by the Lessor to the Lessee as provided herein and including all replacements and subsequent replacements of such related appliances, appurtenances, accessions, furnishings, materials and parts. "Unit", when referring to the personal property leased under this Lease, means a particular item of Equipment, as the context may require.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated thereunder.

                  "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of the Lessee, or under common control with the Lessee, within the meaning of Section 414 of the Internal Revenue Code.

                  "ERISA Event" means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA; (d) the cessation of operations at a facility of the Lessee or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Lessee or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a


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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY


substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

                  "Event of Default" has the meaning set forth in Section 18 hereof.

                  "Expiration Covenants" has the meaning set forth in paragraph
(b) of Section 13 hereof.

                  "Final Advance" has the meaning set forth for such term in the Agreement for Lease.

                  "Funded Debt" means, as applied to any Person, all Indebtedness (other than under the Revolving Loan Facility) of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures one year or more from the date of the initial creation thereof, provided that Funded Debt shall include any Indebtedness (other than under the Revolving Loan Facility) which does not otherwise come within the foregoing definition but which is directly or indirectly renewable or extendible at the option of the debtor to a date one year or more (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from the date of the initial creation thereof.

                  "Gas Contract" means the gas contract or subcontract to be entered into by an Affiliate of the Lessee with respect to the supply of natural gas to the Ammonia Project.

                  "Governmental Action" has the meaning set forth in paragraph
(d) of Section 2 hereof.

                  "Ground Lease" has the meaning set forth in Section 28 hereof.

                  "Guaranty" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable or any other obligation under any contract which, in economic effect, is substantially equivalent to a guaranty, including, without limitation, any such obligation of a partnership in which such person is a general partner or of a joint venture in which such Person is a joint venturer, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligations (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of transportation or services regardless of the non-delivery thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or


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                                                         THIS LEASE AGREEMENT IS
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discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof, provided that as applied to any Person, a Guaranty shall include obligations in respect of tort or environmental liabilities only if such obligations are contractually guaranteed or assumed by such Person. The amount of any Guaranty shall be equal to the amount of the obligation guaranteed.

                  "Indebtedness" means, as applied to any Person (without duplication):

                  (a) any indebtedness for borrowed money which such Person has directly or indirectly created, incurred or assumed;

                  (b) any indebtedness, whether or not for borrowed money, secured by any Lien in respect of property owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, provided that the amount of such indebtedness if not so assumed shall in no event be deemed to be greater than the fair market value from time to time (as determined in good faith by such Person) of the property subject to such Lien;

                  (c) any indebtedness (other than current accounts payable for services or good provided in the ordinary course of business), whether or not for borrowed money, with respect to which such Person has become directly or indirectly liable and which represents the deferred purchase price (or a portion thereof) or has been incurred to finance the purchase price (or a portion thereof) of any property or service or business acquired by such Person, whether by purchase, consolidation, merger or otherwise;

                  (d) any obligations under capital leases to the extent such obligations would, in accordance with generally accepted accounting principles, appear on a balance sheet of such Person;

                  (e) any indebtedness of the character referred to in clause
         (a), (b), (c) or (d) of this definition deemed to be extinguished under generally accepted accounting principles but for which such Person remains legally liable; and

                  (f) any indebtedness of any other Person of the character referred to in clause (a), (b), (c), (d) or (e) of this definition with respect to which the Person whose Indebtedness is being determined has become liable by way of a Guaranty.

                  "Indemnified Person" has the meaning set forth in Section 11 hereof.

                  "Initial Advance" has the meaning set forth for such term in the Agreement for Lease.

                  "Initial Term" has the meaning set forth in paragraph (a) of
Section 6 hereof.

                  "Insurance Requirements" means all terms of any insurance policy covering or applicable to any Property or Equipment, all requirements of the issuer of any such policy, all statutory requirements and all orders, rules, regulations and other requirements of any governmental body related to insurance applicable to any Property or Equipment.

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY


                  "Interest Expense" means, for any period, the sum (determined without duplication) of the aggregate amount of interest accrued during such period on Indebtedness of the Lessee.

                  "Lease Rate Date" has the meaning set forth in paragraph (b) of Section 7 hereof.

                  "Lease Term" means, with respect to any Parcel of Property or Unit of Equipment, the Initial Term plus the Renewal Term thereof, if any.

                  "Lease Termination Amount" shall mean, as to any Parcel of Property or Unit of Equipment, an amount equal to (i) at any time during or at the end of the Initial Term, 84.5% of the Acquisition Cost of such Parcel or Unit or (ii) at any time during or at the end of the Renewal Term, a percentage of the Acquisition Cost of such Parcel or Unit to be agreed to between the Lessee and the Lessor prior to the commencement of such Renewal Term.

                  "Lease Termination Date" means for any Parcel of Property or Unit of Equipment, the earlier of (i) the last day of the Initial Term of such Parcel or Unit (unless the lease hereunder of such Parcel or Unit has been renewed pursuant to Section 12 hereof), (ii) if the lease of such Parcel or Unit has been renewed pursuant to Section 12 hereof, the last day of the Renewal Term of such Parcel or Unit or (iii) the day on which Arcadian Corporation purchases such Parcel or Unit pursuant to the terms of the Purchase Option.

                  "Legal Requirements" means all laws, judgments, decrees, ordinances and regulations and any other governmental rules, orders and determinations and all requirements having the force of law of governmental entities or agencies, courts or arbitral panels which have jurisdiction over or application to any Property or Equipment leased hereunder, the Lessee or the Lessor, now or hereinafter enacted, made or issued, whether or not presently contemplated, including, without limitation, compliance with all requirements of labor laws and environmental statutes (including, without limitation, all environmental laws and statutes of the Republic of Trinidad and Tobago), compliance with which is required at any time from the date hereof through the Lease Term, whether or not such compliance shall require structural, unforeseen or extraordinary changes to any Property or Equipment or the operation, occupancy or use thereof, except any thereof promulgated by a governmental authority of the jurisdiction of organization of the Lessor with application exclusively to the Lessor.

                  "Lessee" has the meaning set forth in the first paragraph of this Lease.

                  "Lessor" means Nitrogen Leasing Company, Limited Partnership or any successor or successors to all of its rights and obligations as the Lessor hereunder.

                  "License Agreements" means, collectively, (i) the License Agreement dated the date hereof among the Operator, ATAL and the Seller, and
(ii) the License Agreement dated the date hereof between Point Lisas and the Seller.

                  "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), or other security agreement or charge or preferential arrangement having the same economic effect as any of the foregoing of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, or the

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY


filing of any financing statement or the recordation or registration of any security interest or charge under the Uniform Commercial Code or Companies Act or comparable law of any jurisdiction in respect of any of the foregoing).

                  "Merrill Leasing" means ML Leasing Equipment Corp., a Delaware corporation.

                  "Merrill Lynch" means Merrill Lynch & Co., Inc., a Delaware corporation.

                  "Mortgageable Ground Lease" means a Ground Lease for a Parcel of Property to be subleased to the Lessee which is delivered to the Lessor for execution by the Lessor, or assigned to the Lessor by an assignment in form and substance satisfactory to the Lessor, and having such terms and characteristics as may be required by the Lessor and any Assignee, which terms and characteristics shall include, without limitation, the following: (a) free assignability to any lender as security for a borrowed money obligation of the Lessor and, upon foreclosure of such security, by such lender to any third party; (b) a term of at least five years in excess of the Initial Term of the Parcel of Property to which such Ground Lease relates; (c) no provisions for percentage or variable rent; and (d) no provision for a security deposit. A Mortgageable Ground Lease shall be delivered with such estoppel certificates, recognition and attornment agreements, or confirmation of customary mortgagee protection as are reasonably acceptable to the Lessor and any Assignee.

                  "Multiemployer Plan" means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, to which the Lessee or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees the Lessee or any ERISA Affiliate and at least one Person other than the Lessee and the ERISA Affiliates or (b) was so maintained and in respect of which the Lessee or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Note Agreement" means the various First Mortgage Note Agreements, each dated as of April 23, 1992, between the Lessee and the noteholders named therein, as the same may be amended, restated, modified or supplemented from time to time.

                  "Operating Agreement" means that certain Operating Agreement, dated as of the date hereof, between the Operator and the Lessor.

                  "Operative Documents" has the meaning specified therefor in the Agreement for Lease.

                  "Operator" means Arcadian Trinidad Limited, a Trinidad and Tobago private limited company.

                  "Permitted Contest" has the meaning set forth in paragraph (a) of Section 27 hereof.

                  "Permitted Liens" means the following Liens and other matters affecting the title of any Parcel of Property or Unit of Equipment: (a) Liens securing the payment of taxes, assessments

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY


and other governmental charges or levies which are either not delinquent or, if delinquent, are being contested by the Lessee in good faith as a Permitted Contest; (b) zoning and planning restrictions, subdivision and platting restrictions, easements, rights-of-way, licenses, reservations, covenants, conditions, waivers, restrictions on the use of any Parcel of Property, minor encroachments or minor irregularities of title, none of which materially impairs the intended use or value of such Parcel of Property by the Lessee; (c) reservations of mineral interests; (d) any Lien created by an Operative Document; (e) leases and licenses in effect with respect to any Parcel of Property which are permitted by this Lease or which are delivered to and accepted by the Lessor prior to such Parcel's Effective Date; (f) materialmen's, mechanics', worker's, repairmen's, employees', or similar Liens incurred in good faith and in the ordinary course of business which are not yet delinquent or which are the subject of a Permitted Contest; (g) Liens arising out of any judgment or award against the Lessee, unless there exists a material risk of the sale, forfeiture or loss of such Parcel of Property or Unit of Equipment or any interest therein or any use thereof or unless such judgment or award shall not in any event, within 45 days after the entry thereof, have been discharged, vacated, reversed or execution thereof stayed pending appeal or shall not have been discharged, vacated or reversed within 45 days after the expiration of such stay; (h) any Lien with respect to which the Lessee shall have provided a bond or other security in an amount and under terms reasonably satisfactory to the Lessor; and (i) such other or additional matters as may be approved in writing by the Lessor, such approval not to be unreasonably withheld or delayed.

                  "Permitted Sublessee" means any entity within the Arcadian Lease Group which becomes a sublessee in accordance with the terms hereof.

                  "Person" means any individual, corporation, partnership, limited liability company, private limited company, joint venture, association, joint-stock company, trust, unincorporated organization of government or any agency or political subdivision thereof.

                  "Plan" means an "employee benefit plan" (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Lessee or any Related Person or to which the Lessee or any Related Person is or has been obligated to contribute, or an employee benefit plan as to which the Lessee or any Related Person would be treated as a contributory sponsor under Section 4069 or Section 4212 of ERISA if such plan were terminated.

                  "Point Lisas" means the Point Lisas Industrial Port Development Corporation.

                  "Potential Default" means any event which, but for the lapse of time, or giving of notice, or both, would constitute an Event of Default.

                  "Property" means any and all parcels of land together with all buildings and other improvements (including, without limitation, the attachments, appliances, equipment, machinery and other affixed property which, in each case, would constitute "fixtures" under Section 9- 313(1)(a) of the Uniform Commercial Code) now or hereafter located on such parcels of land, leased or to be leased hereunder and when leased, evidenced by Unit Leasing Records or AFL Unit Leasing Records, and the respective easements, rights and appurtenances relating to such parcels of land, buildings and improvements. "Parcel" or "Parcel of Property" means a specific parcel or parcels of Property.

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY


                  "Purchase Agreement" means that certain Purchase Option Agreement, dated as of the date hereof, between Arcadian Corporation and the Lessor.

                  "Purchase Option" means the right of Arcadian Corporation to purchase the Ammonia Project on the terms and subject to the conditions set forth in the Purchase Agreement.

                  "Reconciliation Amount" has the meaning set forth in paragraph
(e) of Section 7 hereof.

                  "Related Person" means any trade or business, whether or not incorporated, which, as of any date of determination, would be treated as a single employer together with the Lessee, under Section 414 of the Code.

                  "Renewal Term" means the additional sixty (60) month term during which, if the conditions set forth in Section 12 hereof are met, a Parcel of Property or Unit of Equipment may be leased pursuant to the provisions of this Lease, which term would commence on the day following the end of the Initial Term with respect to such Parcel of Property or Unit of Equipment.

                  "Responsible Officer" shall mean the President, any Vice President or any Treasurer of the general partner of the Lessee, or any other officer or similar official of the general partner of the Lessee responsible for the administration of the obligations of the Lessee with respect to this Lease.

                  "Revolving Loan Facility" means the Revolving Credit Agreement, dated as of June 29, 1995, among the Lessee, the lenders party thereto and Cooperatieve Centrale Raiffeisen - Boerenleenbank B.A., "Rabobank Nederland", New York Branch, as agent for such lenders.

                  "Scheduled Reserve Payment Date" has the meaning set forth in paragraph (q) of Section 2 hereof.

                  "Seller" means Arcadian Nitrogen Limited, a Trinidad and Tobago private limited company.

                  "Site Lease" means the Lease Agreement, dated as of July 26, 1982 between Point Lisas and ATAL, as the same may be amended, restated, modified or supplemented from time to time as permitted by and in accordance with the Operative Documents.

                  "Sublease" means the Sublease Agreement, dated as of the date hereof, between ATAL and the Lessor, as the same may be amended, restated, modified or supplemented from time to time as permitted by and in accordance with the Operative Documents.

                  "Subsidiary" means (i) a corporation a majority of whose outstanding capital stock with voting power under ordinary circumstances to elect directors is at the time, directly or indirectly, owned by the Lessee, by the Lessee and one or more Subsidiaries or by one or more Subsidiaries or (ii) any other Person (other than a corporation) in which the Lessee, the Lessee and one or more Subsidiaries or one or more Subsidiaries, directly or indirectly, at the date of determination thereof, has at least a majority beneficial ownership interest.

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY


                  "Surplus Earnings" means for each Surplus Earnings Period, the lesser of

                  (a)(i) the after tax income of the Seller from ammonia sales from the Ammonia Plant, as determined in accordance with U.S. generally accepted accounting principles as in effect on the date hereof, plus

                    (ii) income taxes, depreciation expenses, depletion expenses and amortization expenses,

in each case determined in accordance with U.S. generally accepted accounting principles as in effect on the date hereof, minus

                   (iii) cash spending during the Surplus Earnings Period for capital expenditures, turnaround expenditures, income taxes, and deposits into the Cash Reserve Account pursuant to paragraph (q) of Section 2 hereof,

                     or

                  (b)(i) (A) the sum of the Average Ammonia Market Prices during such Surplus Earnings Period, divided by six, minus

                           (B) $160.00, multiplied by

                    (ii) the number of short tons of ammonia sold by the Seller from the Ammonia Plant during such Surplus Earnings Period.

                  "Surplus Earnings Period" means each whole six-month period (but not including any period of less than six months) ending on June 30 or December 31 during the Initial Term, beginning with the first whole six-month period the first day of which occurs during the Initial Term and ending with the last whole six-month period to occur in the Initial Term.

                  "Surplus Earnings Reduction Amount" means, with respect to any payment pursuant to paragraph (r) of Section 2 hereof, an amount equal to (a) the amount of such payment, divided by (b) the number of Scheduled Reserve Payment Dates occurring after the date of such payment.

                  "Taking" has the meaning set forth in paragraph (a) of Section 16 hereof.

                  "Unit Leasing Record" means an instrument, substantially in the form of Exhibit C hereto, evidencing, except in the case of any Parcel or Parcels of Property acquired and built pursuant to the Agreement for Lease, the lease of any Parcel or Parcels of Property or Unit or Units of Equipment under this Lease.

                  "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY


                  SECTION 2. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF
                             LESSEE.

                  The Lessee represents, warrants and covenants to the Lessor:

                  (a) Partnership Matters. The Lessee (i) has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, (ii) has full power, authority and legal right to own and operate its properties and to conduct its business as presently conducted and to execute, deliver and perform its obligations under this Lease and any other Operative Document to which it is or is to be a party and to consummate the transactions contemplated hereby and by the other Operative Documents, and (iii) is duly qualified to do business in good standing in each jurisdiction in which its ownership or leasing of properties or the conduct of its business or the consummation of the transactions contemplated hereby and by the other Operative Documents requires such qualification, except whether the failure to so qualify would not materially impair the ability of the Lessee to perform its obligations hereunder or under the other Operative Documents. The sole general partner of the Lessee is Arcadian Corporation.

                  (b) Binding Agreement. This Lease has been duly authorized, executed and delivered by the Lessee and, assuming the due authorization, execution and delivery of this Lease by the Lessor, this Lease is a legal, valid and binding obligation of the Lessee, enforceable according to its terms, subject, as to enforceability, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (c) Compliance with Other Instruments. None of the execution, delivery and performance by the Lessee of this Lease and any Consent will result in any violation of any term of the certificate of limited partnership or the partnership agreement of the Lessee or require the approval or consent of any limited partner or general partner of the Lessee except such as have been obtained prior to the date hereof and will not conflict with or result in a breach in any material respect of any terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than a Permitted Lien) upon any property or assets of the Lessee under, any indenture, mortgage or other agreement or instrument to which the Lessee is a party or by which it or any of its property is bound, or any existing applicable law, rule, regulation, license, judgment, order or decree of any government, governmental body or court having jurisdiction over the Lessee or any of its activities or properties.

                  (d) Governmental Consents. There are no consents, licenses, orders, authorizations, approvals, waivers, extensions or variances of, or notices to or registrations or filings with (each a "Governmental Action"), any governmental or public body or authority in any jurisdiction which are or will be required in connection with or are necessary to the valid execution, delivery and performance of this Lease and the Operating Agreement, or any Governmental Action (i) which is or will be required in connection with any participation by the Lessor in the transaction contemplated by, or the exercise of remedies or the enforcement of rights by Lessor under, this Lease, the Site Lease, the Sublease, any bill of sale, deed, assignment, assumption, ownership agreement, operating agreement, or other agreement relating to any Property or Equipment or
(ii) which is or will be required to be obtained by the Lessor, the Lessee, any Assignee or any Affiliate of the foregoing, during the term of this Lease, with respect to any Property or Equipment except the Governmental Action of the Town and Country

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY


Planning Authority in the Republic of Trinidad and Tobago, which Governmental Action the Lessee reasonably believes will be obtained in the normal course prior to the completion of construction of the Ammonia Project, and such other Governmental Actions, (A) as have been duly obtained, given or accomplished, with true copies thereof delivered to the Lessor, (B) as may be required by applicable law not now in effect, (C) which, individually or in the aggregate, if not obtained or effected, (x) will not place either the Lessor or any Assignee in any danger of any monetary civil liability for which the Lessor or any Assignee is not adequately indemnified (the Lessee's obligations under Section 11 of this Lease shall be deemed to be adequate indemnification if no Event of Default exists) or any other material civil liability or penalty or subject the Lessor or any Assignee to any criminal liability as a result of a failure to comply therewith, (y) will not result in a material diminution in the value of any Property or Equipment or in any material risk of the loss, sale or forfeiture or loss of use of any thereof, and (z) will not materially impair the ability of the Lessee to perform its obligations hereunder, (D) as may be required for the construction or operation of the Ammonia Project and have been or will be timely obtained, or (E) which may be required as a result of the business, properties or activities of the Lessor, any Assignee or any Affiliate of the foregoing and which are not solely dependent on the nature of the Property or Equipment leased hereunder or the business of the Lessee.

                  (e) Financial Statements. The Lessee has furnished to the Lessor copies of its audited consolidated financial statements for the year ended December 31, 1994 and copies of its quarterly unaudited consolidated financial statements (balance sheet, income statement and cash flow statement) for the quarters ended September 30, 1995 and December 31, 1995. The financial statements contained in such documents fairly present in all material respects the financial position, results of operations and statements of cash flows of the Lessee as of the dates and for the periods indicated therein and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis.

                  (f) Changes. Since September 30, 1995, there has been no material adverse change in the financial condition or business of the Lessee in the aggregate nor any change which would materially impair the ability of the Lessee to perform its obligations under this Lease.

                  (g) Litigation. Except as disclosed on Exhibit G hereto, there is no action, suit, proceeding or investigation at law or in equity by or before any court, governmental body, agency, commission or other tribunal now pending or, to the knowledge of the Lessee, threatened against or affecting the Lessee or any property or rights of the Lessee which questions the enforceability of this Lease or which affects or relates to any Parcel of Property or Unit of Equipment which, if adversely determined, would have a reasonable possibility of causing a material adverse impact on the business of the Lessee in the aggregate or would materially impair the ability of the Lessee to perform its obligations hereunder.

                  (h) Delivery of Information. The Lessee shall deliver to the Lessor from time to time, (i) promptly upon their becoming available (but in any event, within 120 days after the end of each fiscal year with respect to annual statements and within 90 days after the end of each fiscal quarter with respect to quarterly statements), copies of its annual audited consolidated financial statements and its quarterly unaudited consolidated financial statements (balance sheet, income statement and cash flow statement), (ii) promptly upon request, such other information with respect to the Lessee's operations, business, properties, assets, financial condition or litigation as the Lessor shall reasonably request, (iii) promptly after a Responsible Officer of the Lessee obtains knowledge of any Event of Default or any Potential Default hereunder, a certificate of a

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY


Responsible Officer of the Lessee specifying to the extent known the nature and period of existence of such Event of Default or Potential Default, and what action, if any, the Lessee has taken, is taking, or proposes to take with respect thereto and (iv) promptly after a Responsible Officer of the Lessee obtains knowledge of any material adverse change in the financial condition or business of the Lessee or of any litigation of the type described in paragraph
(g) of this Section 2, a certificate of a Responsible Officer of the Lessee describing such change or litigation as the case may be.

                  (i) Compliance with Legal Requirements and Insurance Requirements. The operation, use and physical condition of the Property and Equipment are in full compliance with all Legal Requirements and Insurance Requirements, except any Legal Requirements, the non-compliance with which, individually or in the aggregate, (i) will not place either the Lessor or any Assignee in any danger of any monetary civil liability for which the Lessor or any Assignee is not adequately indemnified (the Lessee's obligations under Section 11 of this Lease shall be deemed to be adequate indemnification if no Event of Default exists) or any other material civil liability or penalty or subject the Lessor or any Assignee to any criminal liability as a result of a failure to comply therewith and (ii) will not result in a material diminution in the value of any Property or Equipment or in any material risk of the loss, sale or forfeiture or loss of use of any thereof.

                  (j) Liens. No Property or Equipment is subject to any Lien, except Permitted Liens.

                  (k) Agreement for Lease. The Property and Equipment acquired and built pursuant to the Agreement for Lease was acquired and built in accordance with the terms of the Agreement for Lease. The representations and warranties of the Lessee in the Agreement for Lease are true and correct in all material respects.

                  (l) ERISA. (i) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan.

                  (ii) As of the last annual actuarial valuation date, the funded current liability percentage, as defined in Section 302(d)(8) of ERISA, of each Plan exceeds 90 percent, other than with respect to Plans whose unfunded current liability does not exceed $1,000,000 in the aggregate, and there has been no material adverse change in the funding status of any such Plan since such date.

                  (iii) The Lessee has not incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

                  (iv) The Lessee has not been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

                  (v) Except as set forth in the financial statements referred to in paragraph (e) of Section (2) hereof, the Lessee and its Subsidiaries have no material liability with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106.

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY


                  (vi) The execution and delivery of this Lease will not involve any non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code.

                  (m) Operating Agreement. The Operating Agreement has been duly authorized, executed and delivered by the Operator and, assuming the due authorization, execution and delivery of the Operating Agreement by the Lessor, is a legal, valid and binding obligation of the Operator, enforceable according to its terms.

                  (n) Gas Contract. The Gas Contract has been duly authorized and will be duly executed and delivered by an Affiliate of the Lessee and, assuming the due authorization, execution and delivery of the Gas Contract by any party to the Gas Contract other than an Affiliate of the Lessee, when executed and delivered will be a legal, valid and binding obligation of such Affiliate of the Lessee, enforceable according to its terms.

                  (o) Ancillary Facility Agreements. Each Ancillary Facility Agreement has been duly authorized and has been or will be duly executed and delivered by the Lessee or an Affiliate of the Lessee and, assuming the due authorization, execution and delivery of each Ancillary Facility Agreement by the parties thereto other than the Lessee or an Affiliate of the Lessee, when executed and delivered will be a legal, valid and binding obligation of the Lessee or such Affiliate, enforceable according to its terms.

                  (p) Financial Covenants. The Lessee agrees (i) to have a Consolidated Net Worth of at least $100,000,000 at the end of each fiscal quarter of the Lessee; (ii) that its Consolidated Working Capital will be positive as at the end of each fiscal quarter of the Lessee; (iii) that its Consolidated EBITDA for the twelve month period ending on the last day of each of its fiscal quarters will be equal to at least two times Interest Expense for such period; and (iv) that it will comply with the covenants set forth in Sections 5.01, 5.02, 5.04, 5.05, 5.06, 5.07 and 5.08, of the Revolving Loan
Facility, as the same may be amended, restated, modified or supplemented from time to time; provided that the Lessee's obligation to comply with these Sections of the Revolving Loan Facility shall survive the termination or ceasing to be in effect for any reason whatsoever of the Revolving Loan Facility and the Lessee agrees to comply with such covenants, notwithstanding any such termination or ceasing to be in effect until such date as this Lease shall be terminated in accordance with the terms hereof.

                  (q) Cash Reserve Account. The Lessee has entered into the CRA Agreement, providing for the establishment and administration of an interest-bearing account for the benefit of the Lessor (the "Cash Reserve Account"). The Lessee agrees that it shall deposit or cause to be deposited with the CRA Bank, commencing on the first day of the fourth month commencing after the month in which falls the Cash Reserve Account Commencement Date and on the first day of each sixth month period thereafter which is prior to the seventh anniversary of the date of this Lease (each such date being a "Scheduled Reserve Payment Date"), an amount in immediately available funds equal to the Cash Reserve Requirement Amount, minus (ii) the aggregate amount of all Surplus Earnings Reduction Amounts with respect to payments pursuant to paragraph (r) of
Section 2 hereof theretofore made, to be held and administered by the CRA Bank pursuant to the CRA Agreement.

                  (r) Earnings Recapture. The Lessee agrees that in the event the Average Ammonia Market Price for any Surplus Earnings Period exceeds $160.00, then all Surplus

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY


Earnings for such Surplus Earnings Period shall be paid into the Cash Reserve Account as follows: (i) if such Surplus Earnings Period ends on June 30 of any year, on July 31 of such year, and (ii) if such Surplus Earnings Period ends on December 31 of any year, on January 31 of the following year. The Lessee will, by the date on which any payment of Surplus Earnings in respect of any Surplus Earnings Period is due hereunder (or would be due, if any Surplus Earnings had existed in respect of such Surplus Earnings Period), deliver to the Lessor reasonable detail as to the manner in which such Surplus Earnings were calculated or in which it was determined that no Surplus Earnings existed.

                  (s) Site Lease. The Lessee agrees to pay or cause to be paid, on or before the first Business Day of each calendar year throughout the Lease Term, all rent to be due under the Site Lease for such calendar year.

                  SECTION 3. LEASE OF PROPERTY OR EQUIPMENT.

                  (a) Subject to the terms and conditions hereof, the Lessor shall lease to the Lessee, and the Lessee may lease from the Lessor pursuant to this Lease, any Property or Equipment of the type listed on Exhibit A hereto, when and as the Lessee has need of such Property or Equipment; provided, that:

             (i)  such Property or Equipment is available for purchase;

            (ii) except with respect to any Parcel of Property acquired and built pursuant to the Agreement for Lease, the Lessor has approved the purchase order or acquisition with respect to such Equipment or the acquisition with respect to such Property (which approval shall be in the reasonable discretion of the Lessor, such approval not to be unreasonably withheld);

           (iii) at the time any such Property or Equipment is to be ordered or leased hereunder there exists no Event of Default or Potential Default;

            (iv) with respect to any Parcel of Property or Unit of Equipment acquired and built pursuant to the Agreement for Lease, the conditions for the Lessee to execute an AFL Unit Leasing Record shall have been satisfied and the Lessor shall have executed an AFL Unit Leasing Record with respect to such Parcel of Property or Unit of Equipment; and

             (v) the sum of (A) the Acquisition Cost of such Property or Equipment and (B) the aggregate Acquisition Cost of all other Property or Equipment leased hereunder would not, at the time any such Property or Equipment is to be leased hereunder, exceed such amount as the Lessor and the Lessee may from time to time agree.

                  (b) The lease hereunder of Property and Equipment acquired and built pursuant to the Agreement for Lease shall be evidenced by an AFL Unit Leasing Record, including a revised AFL Unit Leasing Record, if any, delivered pursuant to subsection 2.3(b) of the Agreement for Lease. Subject to the terms of paragraph (a) of Section 3 hereof, upon Substantial Completion (as defined in the Agreement for Lease) of a Parcel or Parcels of Property or a Unit or Units of Equipment acquired and built pursuant to the Agreement for Lease, or, if Substantial Completion will not occur prior to the Designated Effective Date (as defined in the Agreement for Lease), at

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY


least five (5) days prior to the Designated Effective Date, the Lessee shall prepare an AFL Unit Leasing Record. The AFL Unit Leasing Record shall give a full description of the Property and Equipment, its Acquisition Cost, its Initial Term and Renewal Term, the Basic Rent with respect to such Property, and such other details as the Lessor and the Lessee may from time to time agree. The AFL Unit Leasing Record shall have an Effective Date as of the earlier of the date of execution by the Lessor of the AFL Unit Leasing Record or the Designated Effective Date, as the case may be. Execution and delivery by the Lessee of an AFL Unit Leasing Record shall constitute (i) acknowledgment by the Lessee that the Equipment and Property, if any, specified in such AFL Unit Leasing Record has been delivered to the Lessee in condition in all respects satisfactory to the Lessee and has been accepted for lease hereunder by the Lessee as of the Effective Date of such AFL Unit Leasing Record, (ii) acknowledgment by the Lessee that the Property and Equipment, if any, specified in such AFL Unit Leasing Record is subject to all of the covenants, terms and conditions of this Lease, and (iii) certification by the Lessee that the representations and warranties contained in Section 2 of this Lease are true and correct in all material respects on and as of the Effective Date of such AFL Unit Leasing Record as though made on and as of such date and that there exists on such date no Event of Default or Potential Default.

                  (c) The lease of each Parcel of Property, other than a Parcel of Property acquired and built pursuant to the Agreement for Lease, or Unit of Equipment, other than a Unit of Equipment appropriately included in an AFL Unit Leasing Record, to the Lessee under this Lease shall be evidenced by a Unit Leasing Record. The Lessee shall prepare and execute a Unit Leasing Record with respect to each such Parcel of Property or Unit of Equipment (which Unit Leasing Record may relate to more than one Unit of Equipment) and deliver it promptly to the Lessor. Contemporaneously with the payment required by paragraph (b) of
Section 5 hereof, the Lessor shall execute the acceptance of such Unit Leasing Record and promptly return one copy of such Unit Leasing Record to the Lessee.

                  (d) The Lessee shall prepare each Unit Leasing Record pursuant to the procedures provided by the Lessor. Each Unit Leasing Record and AFL Unit Leasing Record shall give a full description of the Parcel or Parcels of Property or Unit or Units of Equipment covered thereby, the Acquisition Cost of each such Parcel or Unit, the Initial Term and Renewal Term for each such Parcel or Unit, its location and such other details as the Lessor and the Lessee may from time to time agree.

                  (e) Execution by the Lessee of a Unit Leasing Record or AFL Unit Leasing Record shall constitute (i) acknowledgment by the Lessee that the Property or Equipment specified in such Unit Leasing Record or AFL Unit Leasing Record has been delivered to the Lessee in good condition and has been accepted for lease hereunder by the Lessee as of the Effective Date thereof, (ii) acknowledgment by the Lessee that the Property or Equipment specified in such Unit Leasing Record or AFL Unit Leasing Record is subject to all of the covenants, terms and conditions of this Lease, and (iii) certification by the Lessee that the representations and warranties contained in Section 2 of this Lease and in Section 8 of the Agreement for Lease are true and correct in all material respects on and as of such Effective Date as though made on and as of such Effective Date and that there exists on such Effective Date no Event of Default or Potential Default.

                  (f) In connection with any Parcel of Property or Unit of Equipment acquired and built pursuant to the Agreement for Lease, within six (6) months of the Effective Date of such Parcel or Unit, the Lessee may deliver to the Lessor a Certificate of Increased Cost (as defined in

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY


the Agreement for Lease) pursuant to the Agreement for Lease setting forth the actual amount expended by the Lessee for items included in the Unit Budget (as defined in the Agreement for Lease) with respect to such Parcel or Unit. If, based upon such Certificate of Increased Cost, a Completion Advance (as defined in the Agreement for Lease) is to be made, the Lessor shall execute within five
(5) days of receipt of such Certificate of Increased Cost from the Lessee a revised AFL Unit Leasing Record to amend the Acquisition Cost for such Parcel or Unit to reflect the increase in the Acquisition Cost. In the event the Lessee shall receive a Completion Advance with respect to the Ammonia Project, the Lessee shall, on the Business Day immediately succeeding such Completion Advance, deposit or cause to be deposited into the Cash Reserve Account an amount equal to 40% of such Completion Advance, to be held by the CRA Bank pursuant to the CRA Agreement.

                  SECTION 4. OPERATING LEASE.

                  The Lessor and the Lessee hereby declare that it is their mutual intent that for accounting and regulatory purposes this Lease be treated as an operating lease and not an instrument or evidence of indebtedness, and that the relationship between the Lessor and the Lessee under this Lease shall be that of lessor and lessee only. Title to and ownership of any Property or Equipment shall at all times remain in the Lessor and at no time become vested in the Lessee except in accordance with an express provision of this Lease. The Lessee does not hereby acquire any right, equity, title or interest in or to any Property or Equipment except pursuant to the terms hereof.

                  SECTION 5. DELIVERY.

                  (a) The Lessee shall acquire or order and accept Property or Equipment, other than Property and Equipment acquired and built pursuant to the Agreement for Lease, pursuant to the procedures, if any, provided by the Lessor.

                  (b) Upon acceptance for lease of a Parcel of Property, other than Property acquired and built pursuant to the Agreement for Lease, or a Unit of Equipment, other than a Unit of Equipment acquired and built pursuant to the Agreement for Lease, by the Lessee and the Lessor and receipt by the Lessor of
(i) the vendor's invoice or invoices for such Unit of Equipment and a contract of sale and deed with respect to each Parcel of Property, (ii) invoices or other evidence satisfactory to the Lessor for any amounts included in the Acquisition Cost of such Parcel or Unit payable to parties other than the vendor, (iii) invoices or other evidence satisfactory to the Lessor (including an appraisal with respect to a Parcel of Property or Unit of Equipment) for any amounts included in the Acquisition Cost of such Parcel or Unit that have been paid to the vendor or other parties by the Lessee and for any costs included in the Acquisition Cost of such Parcel or Unit incurred by the Lessee, (iv) a Unit Leasing Record with respect to such Parcel or Unit duly prepared and executed by the Lessee and (v) such other documentation as the Lessor may reasonably require, the Lessor shall (A) pay to such vendor the amount of the vendor's invoice or invoices and/or contract of sale for such Parcel or Unit except to the extent previously paid by the Lessee, (B) pay to such other parties such amounts payable, except to the extent previously paid by the Lessee and (C) reimburse or pay to the Lessee for such amounts paid to the vendor or other parties by the Lessee, for such costs incurred by the Lessee and, if agreed between the Lessor and the Lessee, for the appraised value of the Property or Equipment; provided, however, that in no event shall the sum of all payments made pursuant to clauses (A), (B) and (C) above exceed the Acquisition Cost of such Property or Equipment.

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY



                  (c) The requirements for acceptance for lease hereunder of the Property and Equipment acquired and built pursuant to the Agreement for Lease shall be the requirements set forth in the Agreement for Lease.

                  (d) The obligations of the Lessee to pay all amounts payable pursuant to this Lease (including specifically and without limitation amounts payable under Sections 7 and 11 hereof) shall be absolute and unconditional under any and all circumstances of any character (including, without limitation, the circumstances set forth in clauses A through L below), and such amounts shall be paid without notice, demand, defense (except the defense of prior payment), set-off, deduction or counterclaim and without abatement, suspension, deferment, diminution or reduction of any kind whatsoever, except as herein expressly otherwise provided. Without limitation of the foregoing, the obligation of the Lessee to lease and pay Basic Rent for any and all Property or Equipment accepted for use pursuant to this Lease is without any warranty or representation, express or implied, as to any matter whatsoever on the part of the Lessor or any Assignee or any Affiliate of either, or anyone acting on behalf of any of them.

                  THE LESSEE HAS SELECTED AND SHALL SELECT ALL PROPERTY OR EQUIPMENT ACQUIRED OR ORDERED ON THE BASIS OF ITS OWN JUDGMENT. NEITHER THE LESSOR NOR ANY ASSIGNEE NOR ANY AFFILIATE OF EITHER, NOR ANYONE ACTING ON BEHALF OF ANY OF THEM MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, AS TO THE SAFETY, TITLE, CONDITION, QUALITY, QUANTITY, FITNESS FOR USE, MERCHANTABILITY, CONFORMITY TO SPECIFICATION, OR ANY OTHER CHARACTERISTIC, OF ANY PROPERTY OR EQUIPMENT, OR AS TO WHETHER ANY PROPERTY OR EQUIPMENT OR THE OWNERSHIP, USE, OCCUPANCY OR POSSESSION THEREOF COMPLIES WITH ANY LAWS, RULES, REGULATIONS OR REQUIREMENTS OF ANY KIND.

                  AS BETWEEN THE LESSEE AND THE LESSOR, ANY ASSIGNEE OR ANY INDEMNIFIED PERSON, THE LESSEE WAIVES ANY AND ALL DEFENSES (EXCEPT THE DEFENSE OF FINAL AND INDEFEASIBLE PRIOR PAYMENT), SET-OFFS, DEDUCTIONS, COUNTERCLAIMS (OTHER THAN COMPULSORY COUNTERCLAIMS) (OR OTHER RIGHTS), EXISTING OR FUTURE, AS TO THE LESSEE'S OBLIGATION TO PAY BASIC RENT AND ALL OTHER AMOUNTS PAYABLE HEREUNDER, INCLUDING, WITHOUT LIMITATION, ANY RELATING TO:

                  (A) THE SAFETY, TITLE, CONDITION, QUALITY, QUANTITY, FITNESS FOR USE, MERCHANTABILITY, CONFORMITY TO SPECIFICATION, OR ANY OTHER QUALITY OR CHARACTERISTIC OF ANY PROPERTY OR EQUIPMENT, LATENT OR NOT;

                  (B) ANY SET-OFF, COUNTERCLAIM (OTHER THAN COMPULSORY COUNTERCLAIMS), RECOUPMENT, ABATEMENT, DEFENSE (EXCEPT THE DEFENSE OF FINAL AND INDEFEASIBLE PRIOR PAYMENT) OR OTHER RIGHT WHICH THE LESSEE MAY HAVE AGAINST THE LESSOR, ANY ASSIGNEE OR ANY INDEMNIFIED PERSON FOR ANY REASON WHATSOEVER ARISING OUT OF THIS OR ANY OTHER TRANSACTION OR MATTER;

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY


                  (C) ANY DEFECT IN TITLE OR OWNERSHIP OF PROPERTY OR EQUIPMENT OR ANY TITLE ENCUMBRANCE NOW OR HEREAFTER EXISTING WITH RESPECT TO THE PROPERTY OR EQUIPMENT;

                  (D) ANY FAILURE OR DELAY IN DELIVERY OR ANY LOSS, THEFT OR DESTRUCTION OF, OR DAMAGE TO, ANY PROPERTY OR EQUIPMENT, IN WHOLE OR IN PART, OR CESSATION OF THE USE OR POSSESSION OF ANY PROPERTY OR EQUIPMENT BY THE LESSEE FOR ANY REASON WHATSOEVER AND OF WHATEVER DURATION, OR ANY CONDEMNATION, CONFISCATION, REQUISITION, SEIZURE, PURCHASE, TAKING OR FORFEITURE OF ANY PROPERTY OR EQUIPMENT, IN WHOLE OR IN PART;

                  (E) ANY INABILITY OR ILLEGALITY WITH RESPECT TO THE USE, OWNERSHIP, OCCUPANCY OR POSSESSION OF THE PROPERTY OR EQUIPMENT BY THE LESSEE;

                  (F) ANY INSOLVENCY, BANKRUPTCY, REORGANIZATION OR SIMILAR PROCEEDING BY OR AGAINST THE LESSEE OR THE LESSOR OR ANY ASSIGNEE;

                  (G) ANY FAILURE TO OBTAIN, OR EXPIRATION, SUSPENSION OR OTHER TERMINATION OF, OR INTERRUPTION TO, ANY REQUIRED LICENSES, PERMITS, CONSENTS, AUTHORIZATIONS, APPROVALS OR OTHER LEGAL REQUIREMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS LEASE;

                  (H) THE INVALIDITY OR UNENFORCEABILITY OF THIS LEASE OR ANY OTHER INFIRMITY HEREIN OR ANY LACK OF POWER OR AUTHORITY OF THE LESSOR OR THE LESSEE TO ENTER INTO THIS CONTRACT;

                  (I) THE INVALIDITY OR UNENFORCEABILITY OF ANY BILL OF SALE OF ANY PROPERTY OR EQUIPMENT EXECUTED IN CONNECTION WITH THIS LEASE OR ANY OTHER INFIRMITY THEREIN OR LACK OF POWER OR AUTHORITY OF ANY PARTY THERETO TO ENTER INTO SUCH BILL OF SALE;

                  (J) ANY RESTRICTION ON THE EXCHANGE OF THE CURRENCY OF THE REPUBLIC OF TRINIDAD AND TOBAGO INTO U.S. DOLLARS OR THE TRANSFER OF FUNDS TO THE UNITED STATES;

                  (K) THE LESSEE OR ANY OTHER PERSON AT ANY TIME HAVING IMMUNITY FROM SUIT, PREJUDGMENT, ATTACHMENT, ATTACHMENT IN AID OF EXECUTION OR EXECUTION ON THE GROUNDS OF SOVEREIGNTY OR OTHERWISE; OR

                  (L) ANY OTHER CIRCUMSTANCES OR HAPPENING WHATSOEVER RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS LEASE, WHETHER OR NOT SIMILAR TO ANY OF THE FOREGOING.

                  THE LESSEE HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS WHICH IT MAY NOW HAVE OR WHICH AT ANY TIME

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY


HEREAFTER MAY BE CONFERRED UPON IT, BY STATUTE OR OTHERWISE, TO TERMINATE, CANCEL, QUIT, RESCIND OR SURRENDER THIS LEASE EXCEPT IN ACCORDANCE WITH THE EXPRESS TERMS HEREOF. Each payment of Basic Rent, Additional Rent and any other amount due hereunder made by the Lessee shall be final, and the Lessee, without waiving any other remedies it may have, will not seek or have any right to recover all or any part of such payment from the Lessor or any Assignee for any reason whatsoever. The making of payments under this Lease by the Lessee (including without limitation payments pursuant to Section 11 hereof) shall not be deemed to be a waiver of any claim or claims that the Lessee may assert in a separate action against the Lessor or any other Person. The Lessor agrees to repay the Lessee amounts paid to the Lessor to the extent such payments were in error and are not required by any of the terms and provisions of this Lease.

                  (e) Notwithstanding any other provision contained in this Lease, it is specifically understood and agreed that neither the Lessor nor any Assignee nor any Affiliate of either, nor anyone acting on behalf of any of them makes any warranties or representations, nor, except as set forth in Section 22 of this Lease, has the Lessor or any Assignee or any Affiliate of either, or anyone acting on behalf of any of them made any covenants or undertakings, as to the accounting treatment to be accorded the Lessee or as to the U.S. Federal or any state income or any other tax consequences, if any, to the Lessee as a result of or by virtue of the transactions contemplated by this Lease.

                  SECTION 6. INITIAL TERM; RENEWAL TERM.

                  (a) The "Initial Term" with respect to any Parcel of Property or Unit of Equipment leased hereunder shall commence on the Effective Date set forth in the Unit Leasing Record or the AFL Unit Leasing Record for such Parcel of Property or Unit of Equipment and shall continue for the period agreed in writing between the Lessee and the Lessor, unless terminated earlier pursuant to the provisions of this Lease. The Initial Term applicable to the Ammonia Project shall be the period from the Effective Date therefor until the seventh anniversary of the date of this Lease.

                  (b) In the event this Lease is renewed pursuant to the terms of Section 12 hereof, the Renewal Term with respect to any Parcel of Property or Unit of Equipment shall commence on the first day of the calendar month following the last day of the Initial Term of such Parcel or Unit and shall continue for sixty (60) calendar months, unless terminated earlier pursuant to the provisions of this Lease.

                  (c) With respect to each Unit of Equipment or Parcel of Property, it is understood and agreed that the Initial Term of each Parcel of Property or Unit of Equipment shall in no event exceed 75% of its economic useful life remaining after the Effective Date for such Parcel or Unit.

                  (d) Notwithstanding anything contained in this Section 6, the provisions of Sections 10 and 11 hereof and paragraph (a) of Section 15 hereof shall apply with respect to any Property or Equipment from the time such Property or Equipment is acquired by the Lessor, and from the date hereof as to all property and equipment acquired, constructed, assembled or improved in connection with the Ammonia Project.

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY


                  SECTION 7. RENT AND OTHER PAYMENTS.

                  (a) The Lessee hereby agrees to pay the Lessor on each Basic Rent Payment Date, the amount of Basic Rent due and payable on such Basic Rent Payment Date.

                  (b) The Lessor shall provide notice to the Lessee on the fourth (4th) day prior to each Basic Rent Payment Date of the amount of Basic Rent due and payable from the Lessee to the Lessor on such Basic Rent Payment Date (the "Lease Rate Date"). Subject to paragraph (e) of Section 7 hereof, the Lessor's determination of Basic Rent shall be conclusive and binding absent manifest error. At least two (2) Business Days prior to each Basic Rent Payment Date the Lessor shall furnish the Lessee with a summary of the calculations of Basic Rent payable on such Basic Rent Payment Date, which calculations shall be consistent with the Minimum Lease Payment Calculations attached as Exhibit F hereto.

                  (c) Without prejudice to the full exercise by the Lessor of its rights under Sections 18 and 19 hereof, the Lessee shall pay to the Lessor from time to time, on the Lessor's written demand, as additional rent ("Additional Rent") (i) amounts required to reimburse the Lessor for its obligations, costs and expenses (not previously included in Basic Rent) incurred in leasing the Property or Equipment (including, without limitation, all obligations of the Lessor under or in respect of any interest rate swap, cap, collar or other financial hedging arrangement and any amounts payable by the Lessor under any such arrangement to reduce the notional amount thereof by the amount of any prepayment of any borrowing to which such interest rate swap, cap, collar or other financial hedging arrangement relates), and (ii) to the extent legally enforceable, an amount computed by multiplying (A) all sums not paid by the Lessee to the Lessor as provided in this Lease on or before the date such payments are due, by (B) the decimal equivalent of the percentage referred to in paragraph (a)(iii) of the definition of "Basic Rent" used in the calculation of the most recent Basic Rent amount, and by (C) a fraction having a numerator equal to the number of days in the period from but excluding such due date to and including the date of payment thereof and a denominator of 365, or in a leap year, 366. The Lessee shall also pay to the Lessor on the Lessor's written demand an amount equal to any expenses (including the reasonable fees and disbursements of counsel) incurred by the Lessor in collecting such unpaid sums. Prior to the payment of any Additional Rent, the Lessor shall supply to the Lessee a statement which describes the obligations, costs and expenses incurred, and, if appropriate, a calculation of the amount of such Additional Rent. Such statement shall be conclusive and binding absent manifest error.

                  (d) Basic Rent and Additional Rent and any other amount payable by the Lessee to the Lessor shall be paid such that immediately available funds in the full amount due are available on the date due, to the account of the Lessor at such bank, or to such account of such other Person at such bank, or otherwise as the Lessor may from time to time designate.

                  (e) During the Lease Term of any Parcel of Property or Unit of Equipment, the Lessor shall calculate, on or before each Lease Rate Date (except the first Lease Rate Date hereunder), the difference, if any, between (i) the Basic Rent paid by the Lessee for the previous calendar month and (ii) an amount equal to what the Basic Rent would have been for such calendar month had the Basic Rent been calculated using the weighted average percentage cost per annum of the borrowings outstanding at any time (as specified in subparagraph (a)(iii) of the definition of Basic Rent) during the entirety of the previous calendar month; provided, that with respect to the Basic Rent for the last month of the Lease Term, such calculation shall occur on the

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY


last day of the Lease Term. On each Lease Rate Date (except the first Lease Rate Date hereunder) and on the last day of the Lease Term, the Lessor shall furnish to the Lessee a calculation of the difference between the amounts determined under clause (i) above and the correlating amounts determined under clause (ii) above (the "Reconciliation Amount") for the previous calendar month. The Lessor and the Lessee agree that if the Reconciliation Amount is a positive number, then such amount shall be credited against the amount of Basic Rent that the Lessee is required to pay on the next Basic Rent Payment Date (or Basic Rent Payment Dates, if such amount shall exceed the amount of Basic Rent payable in the next succeeding month), and if the Reconciliation Amount is a negative number, then such amount shall be payable by the Lessee on the next Basic Rent Payment Date in addition to the amount of Basic Rent due and payable on such Basic Rent Payment Date, except that with respect to the Reconciliation Amount computed on the last day of the Lease Term, such amount shall be paid by the Lessor to the Lessee (in the case of a positive number) or by the Lessee to the Lessor (in the case of a negative number) on the last day of the Lease Term. Any notices required by this paragraph (e) which are furnished to the Lessee by the Lessor shall be conclusive, absent manifest error, as to the contents thereof.

                  SECTION 8. RESTRICTED USE; COMPLIANCE WITH LAWS.

                  (a) So long as no Event of Default shall have occurred and be continuing, the Lessee may use the Property or Equipment in the course of its business for any lawful purpose. Without limitation of any of its other obligations hereunder or under any other Operative Document, the Lessee agrees that the Lessee will not do or permit any act or thing which could reasonably be expected to materially impair the value or utility of any Property or Equipment.

                  (b) The Lessee shall promptly and duly execute, deliver, file and record, at the Lessee's expense, all such documents, statements, filings and registrations, and take such further action as the Lessor or any Assignee shall from time to time reasonably request and shall install such signs or other markings as shall be required by any applicable Legal Requirement in order to establish, perfect and maintain the Lessor's or any Assignee's title to and interest in the Property or Equipment and any Assignee's interest in this Lease or any Property or Equipment as against the Lessee or any third party in any applicable jurisdiction. The Lessor agrees that it will not change the location of the Ammonia Project. At the reasonable request of the Lessor, but, so long as no Event of Default has occurred and is continuing no more than once each year, the Lessee shall advise the Lessor in writing where all Equipment leased hereunder as of such date is principally located.

                  (c) The Lessee shall use every commercially reasonable precaution to prevent loss or damage to Property or Equipment and to prevent injury to third persons or property of third persons. The Lessee shall cooperate fully with the Lessor and any additional insured or loss payee and all insurance companies providing insurance pursuant to Section 10 hereof in the investigation and defense of any claims or suits arising from the ownership, operation or use of any Equipment or ownership, use, or occupancy of the Property and the Lessor and any Indemnified Person shall comply, at the expense of the Lessee, with all reasonable requests for assistance of the Lessee and any insurance companies in connection therewith; provided, that nothing contained in this paragraph (c) shall be construed as imposing on the Lessor any duty to investigate or defend any such claims or suits. The Lessee shall comply and shall use reasonable efforts to cause all Persons using or operating Equipment or using or occupying Property to comply with all Insurance Requirements and Legal Requirements applicable to such Property or Equipment and to the acquiring, titling, registering, leasing, insuring, using, occupying, operating and disposing of Property

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY


or Equipment, and the licensing of operators thereof; except any Legal Requirements, the non-compliance with which, individually or in the aggregate,
(i) will not place either the Lessor or any Assignee in any danger of monetary civil liability for which the Lessor or any Assignee is not adequately indemnified (the Lessee's obligations under Section 11 of this Lease shall be deemed to be adequate indemnification if no Event of Default exists) or any other material civil liability or penalty or subject the Lessor or any Assignee to any criminal liability as a result of a failure to comply therewith and (ii) will not result in a material diminution in the value of any Property or Equipment or in any material risk of the loss, sale or forfeiture or loss of use of any thereof.

                  (d) Upon at least five (5) Business Days written notice (or upon two (2) Business Days written notice if an Event of Default shall have occurred and be continuing), the Lessor or any Assignee or any authorized representative of either may during reasonable business hours from time to time inspect Property or Equipment and deeds, registration certificates, certificates of title and related documents covering Property or Equipment wherever the same may be located, but neither the Lessor nor any Assignee shall have any duty to make any such inspection; provided that the Lessee shall be permitted to withhold from the Lessor or any Assignee any information with respect to its business or work products not related to any Property or Equipment. The Lessor may recover from Lessee as Additional Rent (i) the reasonable costs and expenses associated with any inspection of the Ammonia Project, in an amount not to exceed, when aggregated with (A) the expenses referred to in clause (i) of subsection 9.4 of the Agreement for Lease, and (B) the fees and expenses of the Lessor and any Assignee for engineering and legal services, $650,000 in the aggregate, (ii) the reasonable costs and expenses associated with any such inspection, and the fees and expenses of the Lessor and any Assignee for legal and engineering services which are incurred following the occurrence and during the continuation of any Event of Default throughout the Lease Term of the Ammonia Project and (iii) all of the Lessor's and any Assignee's mortgage recordation, liens and filing fees, and all out-of-pocket expenses of the Lessor's legal counsel and any Assignee's legal counsel, and all out-of-pocket expenses of any Assignee.

                  (e) The Lessee shall not, without the prior written consent of the Lessor, permit, or suffer to exist, any Lien on, other than Permitted Liens or those Liens placed thereon by, or arising from, the Lessor's own actions or which are subject to a Permitted Contest, nor may it assign any right or interest herein or in, any Property or Equipment. The Lessee shall not, without the prior written consent of the Lessor, sublease or otherwise relinquish possession of any Property or Equipment, except that (i) the Lessee may relinquish possession of Property or Equipment to any contractor for use in performing work for the Lessee on such Property or Equipment; provided, that such relinquishment of possession shall in no way affect the obligations of the Lessee or the rights of the Lessor hereunder and with respect to the Property or Equipment and (ii) the Lessee may sublease any Parcel of Property or Unit of Equipment to a Person within the Arcadian Lease Group; provided that (A) the terms of the instrument of sublease shall be subject to the prior written approval of the Lessor which approval shall not be unreasonably withheld or delayed, (B) each such sublease shall expressly be made subject and subordinate to the provisions hereof, shall not permit any act or omission not permitted hereby and shall, at the sole option of the Lessor, by its terms be subject to termination upon the termination for any reason of this Lease, (C) no such sublease shall modify or limit any right or power of the Lessor hereunder or affect or reduce any obligation of the Lessee hereunder, and all such obligations shall continue in full force and effect as obligations of a principal and not of a guarantor or surety, as though no such subletting had been made, and (D) any such sublease made otherwise than as expressly permitted by this paragraph (e) shall be void ab initio and of no force and effect. As additional security to

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY


the Lessor for the performance of the Lessee's obligations under this Lease, the Lessee hereby assigns to the Lessor all of its right, title and interest in and to all subleases permitted hereby and agrees to cause any sublessee to enter into attornment agreements with the Lessor as the Lessor shall request. The Lessor shall have the present and continuing right to collect and enjoy all rents and other sums of money payable under any such sublease, and the Lessee hereby irrevocably assigns such rents and other sums to the Lessor for the benefit and protection of the Lessor; provided, that unless an Event of Default shall have occurred and be continuing hereunder, the Lessee shall be entitled to collect and enjoy such rents and other sums. The Lessee shall, within thirty
(30) days after the execution of any such sublease, deliver a conformed copy thereof to the Lessor. Nothing contained in this Lease shall be construed as constituting the consent or request of the Lessor, express or implied, to or for the performance by any contractor, laborer, materialman or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to any Property or Equipment or any part thereof. Notice is hereby given that the Lessor will not be liable for any labor, services or materials furnished or to be furnished to the Lessee, or to anyone holding any Property or Equipment or any part thereof through or under the Lessee, and that no mechanics' or other liens for any such labor, services or materials shall attach to or affect the interest of the Lessor in and to the Property or Equipment.

                  (f) The Lessee shall register and title all automotive Equipment in the name of the Lessor except that, where required or permitted by law or regulation, Equipment may, with the written approval of the Lessor be registered (but not titled) in the name of the Lessee. If requested by the Lessor, the Lessee shall cause one of its officers to hold in his custody and control all registration certificates and certificates of title covering automotive Equipment, as custodian for the Lessor. The Lessee agrees to cause such officer to furnish to the Lessor, upon reasonable request, a certificate to the effect that all registration certificates and certificates of title pursuant to any Legal Requirement have been obtained and are being held on behalf of the Lessor.

                  (g) The Lessee shall comply with all Legal Requirements pursuant to which it is necessary that a Unit of Equipment or any component thereof be labeled to provide notice of the Lessor's or any Assignee's interest in such Unit of Equipment.

                  (h) If any Lien or charge of any kind or any judgment, decree or order of any court or other governmental authority (including, without limitation, any state or local tax lien affecting the Property or Equipment), whether or not valid, shall be asserted or entered which might interfere with the due and timely payment of any sum payable or the exercise of any of the rights or the performance of any of the duties or responsibilities under this Lease, the Lessee shall (and without limiting any other obligation of the Lessee hereunder), upon a Responsible Officer's obtaining knowledge thereof or upon receipt of notice to that effect from the Lessor, promptly take such action as may be necessary to prevent or terminate such interference.

                  SECTION 9. MAINTENANCE, IMPROVEMENT AND REPAIR OF PROPERTY
                             OR EQUIPMENT.

                  (a) The Lessor, so long as no Event of Default shall have occurred and be continuing, hereby assigns and agrees to make available to the Lessee any and all rights the Lessor may have under any vendor's or manufacturer's warranties or undertakings with respect to any Property or Equipment. If any Event of Default shall have occurred and be continuing, the assignment of such rights from the Lessor to the Lessee shall be deemed to be suspended.

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY



                  (b) The Lessee shall pay all costs, expenses, fees and charges incurred in connection with the Lessor's ownership, and the Lessee's use or occupancy of any Parcel of Property or the Lessor's ownership, and the Lessee's use and operation of any Unit of Equipment. Except as otherwise provided in
Section 15 hereof, the Lessee shall at all times, at its own expense, and subject to reasonable wear and tear, keep Property or Equipment in good operating order, repair, condition and appearance. The foregoing undertaking to maintain Property or Equipment in good repair shall apply regardless of the cause necessitating repair and regardless of whether the Lessee has possession of the Property or Equipment, and as between the Lessor and the Lessee all risks of damage to Property or Equipment are assumed by the Lessee.

                  (c) With respect to any Parcel of Property, the Lessee shall pay: (i) all taxes, assessments, levies, fees, water and sewer rents and charges, and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time, imposed or levied upon or assessed against (A) the Parcel, (B) any Basic Rent, any Additional Rent or other sum payable hereunder or (C) this Lease, the leasehold estate hereby created, or which arises in respect of the ownership, operation, occupancy, possession or use of the Parcel; (ii) all gross receipts or similar taxes (i.e., taxes based upon gross income which fail to take into account all customary deductions (e.g., ordinary operating expenses, depreciation and interest) relating to the Parcel) imposed or levied upon, assessed against or measured by any Basic Rent, or any Additional Rent or other sum payable hereunder; (iii) all sales, value added, use and similar taxes at any time levied, assessed or payable on account of the acquisition, leasing or use of the Parcel; and (iv) all charges of utilities and communications services serving the Parcel. The Lessee shall not be required to pay any franchise, estate, inheritance, transfer, income or similar tax of the Lessor (other than any tax referred to in clause (ii) above) unless such tax is imposed, levied or assessed in substitution for any other tax, assessment, charge or levy which the Lessee is required to pay pursuant to this paragraph (c); provided, however, that if at any time during the term of this Lease, the method of taxation shall be such that there shall be levied, assessed or imposed on the Lessor a capital levy or other tax directly on the rents received therefrom, or upon the value of any Parcel or any present or any future improvement or improvements on any Parcel, then all such taxes, assessments, levies or charges or the part thereof so measured or based, shall be payable by the Lessee, but only to the extent that such taxes would be payable if the Property affected were the only property of the Lessor, and the Lessee shall pay and discharge the same as herein provided. The Lessee will furnish to the Lessor, promptly after demand therefor, proof of payment of all items referred to above which are payable by the Lessee. If any such assessments may legally be paid in installments, the Lessee may pay such assessment in installments; in such event, the Lessee shall be liable only for installments which become due and payable during the Lease Term and any Renewal Term.

                  (d) The Lessee may make alterations to any Equipment, provided such alterations do not materially impair the value or utility of such Equipment and shall make, at its expense, all modifications and improvements which are necessary pursuant to any Legal Requirement or Insurance Requirement. Any improvements or additions to any Equipment shall become and remain the property of the Lessor, except that any addition to Equipment made by the Lessee, if it can be removed from such Equipment without impairing the value or utility thereof or without violating Legal Requirements or Insurance Requirements, may be removed by the Lessee, and if removed title thereto shall pass to the Lessee. Any improvements or additions shall be covered by a revised Unit Leasing Record or AFL Unit Leasing Record which the Lessee agrees to furnish promptly.

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY


                  (e) So long as no Event of Default shall have occurred and be continuing, the Lessee may, at its expense, make additions to and alterations to any Parcel of Property; provided, that upon completion of such additions or alterations (i) neither the fair market value or utility of the Parcel of Property shall be materially impaired, (ii) such additions or alterations shall not result in a change of use of such Parcel of Property and (iii) no exterior walls of any building or other improvement constituting a part of a Parcel of Property shall be demolished unless the Lessee has made adequate provision according to sound and prudent engineering and architectural standards to preserve and maintain the structural integrity of the Parcel of Property and for the restoration of such Parcel of Property to a structurally sound architectural whole. Any and all such additions and alterations shall be and remain part of the Parcel of Property and shall be subject to this Lease. Notwithstanding anything contained herein, the Lessee shall not perform any addition or alteration to any Parcel of Property which would have an estimated cost in excess of $5,000,000, without the Lessor's prior written consent, which consent shall not be unreasonably withheld.

                  (f) The Equipment constituting or included in the Ammonia Project and leased by the Lessee shall be maintained, repaired, refurbished or replaced by the Lessee when necessary in order to ensure that all Equipment located at the Ammonia Project will include the Equipment listed on the AFL Unit Leasing Record with respect to the Ammonia Project or replacements for such Equipment of the kind, quality and in the quantities included in the AFL Unit Leasing Record with respect to the Ammonia Project (provided that the Lessee may, subject to compliance with other requirements of this Section 9, replace Equipment at the Ammonia Project with equipment of different kind, quality and in different quantities if such replacement equipment is of equal or greater value and serviceability) and will be in such condition and sufficient to allow the Ammonia Project to be operated in accordance with industry standards as an ammonia production plant. As equipment is substituted at the Ammonia Project for Equipment at the Ammonia Project and subject to this Lease, title to such substitute equipment shall automatically vest in the Lessor and such equipment shall be subject to this Lease and title to the existing Equipment at the Ammonia Project for which such equipment is being substituted shall be transferred by the Lessor at the direction of the Lessee.

                  (g) The Lessee shall (i) maintain the Ammonia Project in a condition (ordinary wear and tear excepted) such that Ammonia Project will have the capacity and functional ability to perform, in normal commercial operation, the functions for which it was designed at the operational levels contemplated therefor and (ii) operate, service, maintain and repair the Ammonia Project and replace all necessary components thereof (A) so that the condition and operating efficiency will be maintained and preserved (ordinary wear and tear excepted) in accordance with industry standards for an ammonia production plant, (B) in accordance with such operating standards as shall be required to take economic advantage of and enforce all available warranties to the extent such warranties are material to the value or operation of the Ammonia Project, (C) in accordance with all Insurance Requirements applicable to the Ammonia Project and (D) in accordance with all Governmental Actions relating thereto.

                  (h) The Lessee has obtained or will obtain prior to the time required and shall maintain in full force and effect all operating licenses, if any, relating to the Ammonia Project which are required for the operation of the Ammonia Project.

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY


                  SECTION 10. INSURANCE.

                  (a) General Liability Insurance with Respect to Equipment. The Lessee will carry at its own expense general liability insurance and property damage insurance with respect to all Equipment (i) in amounts which are not less than the general liability and property damage insurance applicable to similar equipment owned, leased or held by the Lessee; provided, that in no event shall such amounts in respect of the Ammonia Project be less than $5,000,000 per occurrence, (ii) of the types usually carried by Persons engaged in the same or a similar business, similarly situated with the Lessee, and owning or operating similar equipment and which cover risk of the kind customarily insured against by such Persons, and (iii) which are maintained in effect with insurers of recognized responsibility and reputation satisfactory to the Lessor and any Assignee. The insurance required by this paragraph (a) may be subject to such deductibles and the Lessee may self-insure with respect to the required coverage to the extent consistent with the Lessee's customary practice with respect to similar property owned by the Lessee.

                  (b) Insurance Against Loss or Damage to Equipment. The Lessee will maintain in effect with insurers of recognized responsibility and reputation satisfactory to the Lessor and any Assignee , at its own expense, all-risk physical damage insurance with respect to all Equipment, which is of the type usually carried by Persons engaged in the same or similar business, similarly situated with the Lessee, and owning or operating similar equipment and which cover risk of the kind customarily insured against by such Persons, and in substantially the amount applicable to similar equipment owned, leased or held by the Lessee; provided, that such insurance shall at all times be in an amount not less than the aggregate Acquisition Cost of such Unit of Equipment. The insurance required by this paragraph (b) may be subject to reasonable deductibles and the Lessee may self-insure with respect to the required coverage to the extent consistent with the Lessee's customary practice with respect to similar property owned by the Lessee.

                  (c) Insurance with respect to Property. The Lessee will maintain or cause to be maintained insurance of the following character, on each Parcel of Property:

                  (i) All risk insurance coverage against losses by fire and lightning and other risks for the full insurable replacement value of each Parcel of Property or portion or component thereof, with agreed amount endorsement or endorsements providing equivalent protection, including loss by windstorm, flood, hail, explosion, riot (including riot attending a strike), civil commotion, aircraft, vehicles, smoke damage, and vandalism and malicious mischief, in amounts not less than the full insurable replacement value of all buildings and other improvements on each Parcel of Property, but in no event less than the Acquisition Cost of each Parcel of Property. The term "full insurable replacement value" as used herein means the actual replacement cost, including the costs of debris removal, but excluding the cost of constructing foundation and footings.

                  (ii) Comprehensive general public liability insurance covering the legal liability of the Lessor and the Lessee against claims for bodily injury, death or property damage, occurring on, in or about each Parcel of Property or occurring as a result of ownership of facilities located on each Parcel of Property or as a result of the use of products or materials manufactured, stored, processed, constructed or sold, or services rendered, on each Parcel

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY


                           of Property, in the minimum amount of $5,000,000 with respect to any one occurrence, accident or disaster or incidence of negligence.

                  (iii) The Lessee shall comply with applicable workers' compensation laws of the jurisdiction where each Parcel of Property is located, and shall maintain such insurance if and to the extent necessary for such compliance.

                  (iv) Such other insurance, in such amounts and against such risks, as is customarily maintained by operators of similar properties.

The insurance required under this paragraph (c) shall be maintained in effect with insurers of recognized responsibility and reputation satisfactory to the Lessor and any Assignee. Such insurance may provide for such deductibles and the Lessee may self-insure with respect to the required coverage to the extent consistent with the Lessee's customary practice with respect to similar property owned by the Lessee.

                  Insurance claims by reason of damage or destruction to any Parcel of Property shall be adjusted by the Lessee, subject to the approval of the Lessor, which approval the Lessor agrees not to unreasonably withhold or delay; provided, that if the amount claimed exceeds $5,000,000, the Lessor may participate in such adjustment, at the Lessee's expense.

                  (d) Political Risk Insurance. Commencing on or before the date which is one hundred twenty (120) days from the date hereof, the Lessee shall, as agent for the Lessor, procure or cause to be procured and maintain or cause to be maintained in respect of Property or Equipment not located in the United States, for the Lessor, with the Multilateral Investment Guaranty Agency or such other insurance company as shall be reasonably acceptable to the Lessor, a policy of political risk insurance covering (i) transfer restrictions, (ii) expropriation and (iii) to the extent reasonably available from public or private market insurers or any combination thereof, war and civil disturbance; provided, that the amount of such political risk insurance in respect of the Ammonia Project shall equal or exceed the Acquisition Cost of the Ammonia Project less the sum of (A) the cash on deposit in the Cash Reserve Account and
(B) the value of all investments of such cash and investments of earnings on investments of such cash (as determined pursuant to the CRA Agreement). Upon obtaining such policy of political risk insurance, the Lessee will furnish to the Lessor evidence reasonably satisfactory to the Lessor that such insurance complies with the terms of this paragraph (d).

                  (e) Additional Insureds; Notice. Any policies of insurance carried in accordance with this Section 10 and any policies taken out in substitution or replacement for any such policies (i) shall name the Lessor, the general partner of the Lessor and its shareholders, officers and directors, the limited partners of the Lessor, and each Assignee as additional insureds (the "Additional Insureds"), as their respective interests may appear in relation to the Property and Equipment (but without imposing upon any such Person any obligation imposed on the insured, including, without limitation, the liability to pay the premium for any such policy), (ii) with respect to insurance carried in accordance with the preceding paragraphs (b), (c)(i) and (c)(iv) shall name the Assignee, if any, or the Lessor, if no Assignment has been made, as loss payee, (iii) with respect to insurance carried in accordance with the preceding paragraphs (b) and (c), shall provide that as against the Lessor the insurers shall waive any rights of subrogation; provided, that the exercise by insurers of rights of subrogation derived from rights retained by the Lessee shall not in any way delay payment of a claim that would otherwise be paid by such

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY


insurers, (iv) shall provide that if the insurers cancel such insurance for any reason whatsoever, or any substantial change is made in the coverage or the same is allowed to lapse for nonpayment of premium or such insurance coverage is reduced, such cancellation, change, lapse or reduction shall not be effective as to the Additional Insureds or any loss payee for ten (10) days after receipt by the Lessor and any Assignee of written notice by such insurers of such cancellation, change, lapse or reduction, and (v) shall provide that in respect of the interest of the Additional Insureds or any loss payee in such policies the insurance shall not be invalidated by any action or inaction of the Lessee or any other Person (other than an Additional Insured in respect of its own interest) and shall insure the interests of the Additional Insureds or any loss payee as they appear, regardless of any breach or violation of any warranties, declarations or conditions contained in such policies by the Lessee or any other Person; provided that, subject to the specific requirements of this Section 10, the coverage afforded the Additional Insureds shall not be broader than the coverage afforded the named insured. Each liability policy (A) shall be primary without right of contribution from any other insurance which is carried by the Lessor with respect to its interest as such in the Property or Equipment and (B) shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured.

                  (f) Application of Insurance Proceeds for Loss or Taking. As between the Lessor and the Lessee it is agreed that any insurance payments received as the result of the occurrence of (i) any event of loss described in paragraph (c) of Section 15 hereof with respect to any Parcel of Property or Unit of Equipment, or (ii) any event of Taking described in Section 16 hereof shall be paid to an account of the Lessor and disposed of, as set forth in paragraph (c) of Section 15 hereof.

                  (g) Application of Insurance Proceeds for Other than Loss or Taking. As between the Lessor and the Lessee, the insurance proceeds of any property damage loss to any Property or Equipment will be held in an account of the Lessor and applied in payment (or to reimburse the Lessee) for repairs or replacement in accordance with the terms of paragraph (b) of Section 15 hereof; provided that in the event that any insurance payments received pursuant to this paragraph (g) are less than $2,000,000, such payments shall be paid to, or retained by, the Lessee. The Lessee shall be entitled (i) to receive the amounts so deposited against certificates, invoices or bills satisfactory to the Lessor, delivered to the Lessor from time to time as such work or repair progresses, and
(ii) to direct the investment of the amounts so deposited as provided in paragraph (h) of this Section 10. To the extent that the cost of such work or repair shall exceed the amount of proceeds, the Lessee shall make payment thereof. Any moneys remaining in the aforesaid account after final payment for repairs has been made shall be paid to the Lessee.

                  (h) Investment. The Lessor, at the Lessee's instruction and risk, may invest the amounts deposited with the Lessor pursuant to paragraph (g) of this Section 10 in any investments permitted under a Credit Agreement. Such investments shall mature in such amounts and on such dates so as to provide that amounts shall be available on the draw dates sufficient to pay the amounts requested by and due to the Lessee. Any interest earned on investments of such funds shall be paid to the Lessee. The Lessor shall not be liable for any loss resulting from the liquidation of any such investment and the Lessee shall bear the risk of such loss, if any.

                  (i) Application in Default. Any amount referred to in paragraphs (e), (f), (g) or (h) of this Section 10 which is payable to the Lessee shall not be paid to the Lessee or, if it has been previously paid to the Lessee, shall not be retained by the Lessee, if at the time of such

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY


payment an Event of Default shall have occurred and be continuing. In such event, all such amounts shall be paid to and held by the Lessor as security for the obligations of the Lessee hereunder or, at the Lessor's option, applied by the Lessor toward payment of any of such obligations of the Lessee at the time due hereunder as the Lessor may elect. At such time as there shall not be continuing any Event of Default, all such amounts at the time held by the Lessor in excess of the amount, if any, which the Lessor shall have elected to apply as above provided shall be paid to the Lessee.

                  (j) Certificates, etc. On or before the execution of this Lease, on the Effective Date with respect to any Parcel of Property or Unit of Equipment, and annually on or before the anniversary of the date of this Lease, the Lessee will furnish to the Lessor certificates of an independent insurance broker reasonably satisfactory to the Lessor or other evidence reasonably acceptable to the Lessor certifying that the insurance then carried and maintained on each Parcel of Property or Unit of Equipment complies with the terms hereof. In addition, on or prior to the date that is one year from the date of this Lease, the Lessee will furnish to the Lessor the insurance policies with respect to the insurance required by this Section 10.

                  (k) Use or Operation of Property and Equipment. The Lessee covenants that it will not use or operate any Equipment or use or occupy any Property or permit the use or occupancy of any Property or the use or operation of any Equipment at a time when the insurance required by this Section 10 is not in force with respect to such Property or Equipment.

                  (l) Prosecution of Claims. The Lessee may, so long as no Event of Default shall have occurred and be continuing, at its cost and expense, prosecute any claim against any insurer or contest any settlement proposed by any insurer, and the Lessee may, so long as no Event of Default shall have occurred and be continuing, bring any such prosecution or contest in the name of the Lessor, the Lessee, or both, and the Lessor will join therein at the Lessee's request; provided, that the Lessee shall indemnify the Lessor against any losses, costs or expenses (including reasonable attorneys' fees) which the Lessor may incur in connection with such prosecution or contest whether or not it is at the request of the Lessee.

                  SECTION 11. INDEMNITIES.

                  The Lessee shall, and hereby does, indemnify and hold harmless the Lessor, Merrill Lynch, Merrill Leasing, any Assignee, any successor or successors, and any Affiliate of each of them, and their respective officers, directors, incorporators, shareholders, partners (general and limited, including, without limitation, the general and limited partners of the Lessor), employees, agents and servants (each of the foregoing an "Indemnified Person") from and against all liabilities (including, without limitation, strict liability in tort), taxes, losses, obligations, claims (including, without limitation, strict liability in tort), damages, penalties, causes of action, suits, costs and expenses (including, without limitation, attorneys' and accountants' fees and expenses) or judgments of any nature relating to or in any way arising out of:

                  (a) The Operative Documents and the transactions contemplated thereby and the ordering, delivery, acquisition, construction, assembly, installation, title on acquisition, rejection, installation, possession, titling, retitling, registration, reregistration, custody by the Lessee of title and registration documents, ownership, use, non-use, misuse, financing (including, without limitation, all obligations of the Lessor under or in respect of any interest rate swap, cap, collar or other financial hedging arrangement and any amounts payable by the Lessor under any such

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY


arrangement to reduce the notional amount thereof by the amount of any prepayment of any borrowing to which such interest rate swap, cap, collar or other financial hedging arrangement relates), operation, transportation, repair, return, delivery or control of any Property or Equipment or the past, present or future presence or the release of hazardous substances on, under, to or from, or the generation or transportation of hazardous substances to or from, or the failure to report, disclose or remediate the foregoing with respect to any Property or Equipment, leased or to be leased hereunder or any Operative Document or any transaction contemplated by any thereof, including any failure by the Lessee to comply with any provision of any thereof, (i) except to the extent that such costs are included in the Acquisition Cost of such Property or Equipment within the limitations provided in paragraph (a)(v) of Section 3 hereof (or within any change of such limitations agreed to in writing by the Lessor and the Lessee), (ii) except for any general administrative expenses of the Lessor, (iii) except the income taxes with respect to which indemnification is excluded under paragraph (c) of this Section 11 and (iv) except that this indemnity shall not increase any payment required to be made by the Lessee pursuant to Section 13 of this Lease;

                  (b) The assertion of any claim or demand based upon any infringement or alleged infringement of any patent or other right, by or in respect of any Property or Equipment; provided, however, the Lessor will make available to the Lessee the Lessor's rights under any similar indemnification arising from any manufacturer's or vendor's warranties or undertakings with respect to any Property or Equipment;

                  (c) All U.S. Federal, state, county, municipal, foreign (including, without limitation, the Republic of Trinidad and Tobago) or other fees and taxes of whatsoever nature, including but not limited to license, qualification, franchise, sales, use, withholding, gross income, gross receipts, ad valorem, business, personal property, real estate, value added, excise, motor vehicle, occupation fees and stamp or other taxes or tolls of any nature whatsoever, and penalties and interest thereon, whether assessed, levied against or payable by the Lessor or otherwise, with respect to any Property or Equipment or the acquisition, purchase, sale, rental, use, operation, control, ownership or disposition of any Property or Equipment (including, without limitation, any claim by any Governmental Authority for transfer tax, transfer gains tax, mortgage recording tax, filing or other similar taxes or fees in connection with the acquisition of any Property by the Lessor or otherwise in connection with this Lease) or measured in any way by the value thereof or by the business of, investment in, or ownership by the Lessor with respect thereto; provided, that this indemnity shall not apply to Federal net income taxes, or to state and local net income taxes, except that such indemnity shall apply to state and local net income taxes (A) to the extent imposed by reason in whole or in part of (1) a relation or asserted relation of any such taxing jurisdiction to the Property or Equipment or to the transactions contemplated herein or (2) the actual or deemed use by any Person of the Property or Equipment in such taxing jurisdiction, other than in the case of both clauses (1) and (2), taxes to the extent such taxes would have been imposed by a taxing jurisdiction because of a relationship between the Lessor and such taxing jurisdiction without regard to the circumstances described in clauses (1) and (2), and (B) to the extent imposed as a result of the inability to claim, disallowance or other loss by Nitrogen Leasing Company, Limited Partnership of deductions customarily allowed in computing net income (e.g., interest expense, financing, administrative, ordinary operating expenses and other fees and expenses, but not including depreciation in respect of Property or Equipment); or

                  (d) Any violation, or alleged violation by the Lessee, of this Lease or any other Operative Document or of any contracts or agreements to which the Lessee is a party or by which


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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY


it is bound or of any laws, rules, regulations, orders, writs, injunctions, decrees, consents, approvals, exemptions, authorizations, licenses and withholdings of objection, of any governmental or public body or authority and all other Legal Requirements.

                  The Lessee shall forthwith upon demand reimburse any Indemnified Person for any sum or sums expended with respect to any of the foregoing or, upon request from any Indemnified Person, shall pay such amounts directly. Any amount payable to any Indemnified Person pursuant to this Section 11 shall be paid promptly upon receipt of a written demand therefor from such Indemnified Person accompanied by a written statement describing in reasonable detail the claims which are the subject of and basis for such indemnity and the computation of the amount so payable. Any payment made to or on behalf of any Indemnified Person pursuant to this Section 11 shall be increased to such amount as will, after taking into account all taxes imposed with respect to the accrual or receipt of such payment (as the same may be increased pursuant to this sentence), equal the amount of the payment, reduced by the amount of any savings in such taxes actually realized by the Indemnified Person as a result of the payment or accrual of the amounts in respect of which the payment to or on behalf of the Indemnified Person hereunder is made. To the extent that the Lessee in fact indemnifies any Indemnified Person under the indemnity provisions of this Lease, the Lessee shall be subrogated to such Indemnified Person's rights in the affected transaction and shall have a right to determine the settlement of claims therein.

                  The indemnities contained in this Section 11 shall survive and shall not be affected by any termination of this Lease as a whole or in respect of any Parcel of Property or Unit of Equipment leased hereunder or any failure or refusal of the Lessee to accept any Property or Equipment acquired or ordered pursuant to the terms hereof.

                  Notwithstanding any provisions of this Section 11 to the contrary, the Lessee shall not indemnify and hold harmless any Indemnified Person against any claims and liabilities arising solely from the gross negligence or willful misconduct of such Indemnified Person. Each Indemnified Person shall give prompt notice to the Lessee by telephone confirmed in writing of any event or circumstance which will give rise to a claim for indemnification but delay or failure in giving such notice shall not affect the Lessee's obligations hereunder except to the extent that any increase in liability is a direct result of such failure or delay.

                  In the event any Indemnified Person shall be a party defendant to any litigation in respect of which indemnification is applicable under this
Section 11, such Indemnified Party shall give prompt notice thereof to the Lessee by telephone and in writing. No failure or delay of such Indemnified Person to give the notice required by this Section 11 shall excuse the obligation of the Lessee to indemnify each Person with respect to such litigation except to the extent that any increase in liability is a direct result of such failure or delay. In the event any claim, action, proceeding or suit is brought against an Indemnified Person with respect to which the Lessee has acknowledged its obligation to indemnify such Indemnified Person (provided that such acknowledgement shall not be binding upon the Lessee in the event of a final determination in a judicial proceeding that the Lessee was not liable in such claim, action, proceeding or suit), the Lessee shall have the right to assume the defense thereof, including the employment at its expense of counsel; provided that the Lessee shall not have such right, to the extent that such Indemnified Person shall deliver to the Lessee a written notice waiving the benefits of the indemnification of such Indemnified Person provided by this
Section 11 in connection with such claim, action, proceeding or suit. Notwithstanding the foregoing, if (i) any criminal proceeding is brought


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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY


against an Indemnified Person, (ii) the claim, action, proceeding or suit seeks damages of more than $10,000,000 or material non-monetary civil liability or penalty, or (iii) independent counsel to an Indemnified Person shall advise such Indemnified Person in writing that there may be a conflict of interest or defenses available to the Indemnified Person which are different from, or additional to, and may conflict with those available to the Lessee, the Lessee shall not have the right to assume the defense of any such action on behalf of the Indemnified Person if such Indemnified Person chooses to defend such action, and all reasonable costs, expenses and attorneys' fees incurred by the Indemnified Person in defending such action, including any damages or any settlement amount, shall be borne by the Lessee. Notwithstanding the assumption of its defense by the Lessee pursuant to this paragraph, any Indemnified Person shall have the right to employ separate counsel and to participate in its defense, but the fees and expenses of such counsel shall be borne by the Indemnified Person. In addition, the Lessee will not be liable for any settlement of any claim, action, proceeding or suit unless the Lessee has consented thereto in writing (which consent shall not be unreasonably withheld or delayed). Any decision by an Indemnified Person to employ its own counsel rather than counsel selected by the Lessee (whether or not at the Lessee's expense) shall in no way affect any rights of such Indemnified Person otherwise arising under this Section 11.

                  SECTION 12. LEASE RENEWAL.

                  (a) Provided that no Event of Default has occurred and is continuing as at the date of such request, if the Lessee shall, not earlier than 450 days and not later than one year prior to the last day of the Initial Term, request in writing that the Lessor obtain bank borrowings on terms acceptable to it and the Lessee in order to finance the Lessor's ownership of the Property and Equipment during the Renewal Term, the Lessor shall make reasonable efforts to arrange for bank commitments to provide such financing.

                  (b) The Lessor will advise the Lessee and Arcadian Corporation in writing not later than 300 days prior to the last day of the Initial Term as to whether it has been able to obtain bank commitments on terms and conditions acceptable to it to finance the Property and Equipment for the period of Renewal Term. In such notice, the Lessor shall identify such terms and conditions. In order to renew the lease of the Property and Equipment for the Renewal Term, the Lessee must notify the Lessor in writing within thirty (30) days of its receipt of the foregoing notice of the Lessor, indicating (i) whether the terms and conditions of such financing are acceptable to it and (ii) whether, if Arcadian Corporation does not exercise its Purchase Option or, having exercised such option, Arcadian Corporation fails to effect the purchase contemplated thereby, the Lessee agrees to lease the Property and Equipment for the Renewal Term. The notice of the Lessee contemplated by the preceding sentence shall be irrevocable.

                  (c) The lease of the Property and Equipment shall not be renewed for the Renewal Term if (i) the Lessor shall not obtain bank commitments to finance the Property and Equipment on terms and conditions acceptable to it and the Lessee, (ii) the Lessee shall not give the notice of renewal set forth in paragraph (b) above, (iii) Arcadian Corporation shall purchase the Property and Equipment pursuant to the exercise of the Purchase Option or (iv) the Lessor and the Lessee shall not have agreed on the Lease Termination Amount for the Renewal Term.

                  (d) The Lessor shall schedule the closing of the financing contemplated by the bank commitments on or before the date which is six (6) months prior to the end of the Initial Term. The Lessor shall notify the Lessee in writing promptly of the closing of such financing or


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                                                         THIS LEASE AGREEMENT IS
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that such financing shall have failed to close on such scheduled date. Upon the date of such closing the Property and Equipment shall, subject to the terms and conditions of this Lease, be leased hereunder for the Renewal Term. If the closing shall not occur on or before the date which is six (6) months prior to the last day of the Initial Term, then the lease of the Property and Equipment shall terminate on the last day of the Initial Term and the Lessee shall comply with its obligations with respect to such termination as set forth in paragraph
(b) of Section 13 hereof.

                  SECTION 13. LEASE EXPIRATION.

                  (a) In the event Arcadian Corporation has not purchased all Property and Equipment under this Lease pursuant to the Purchase Option and the Lessee desires to terminate this Lease with respect to such Property and Equipment, the Lessee shall provide notice to Lessor of such intention at least five (5) months prior to the expiration of the Lease Term.

                  (b) In the event (x) the Lessee provides the termination notice contemplated in paragraph (a) above or (y) the circumstances referred to in the last sentence of paragraph (d) of Section 12 shall be applicable, the Lessee hereby covenants to the Lessor (the "Expiration Covenants") as follows:
(A) on the Lease Termination Date, (i) no Event of Default or Potential Default shall have occurred and be continuing, (ii) no Parcel of Property shall be undergoing any repairs, additions or alterations that would have a material adverse effect on the fair market value of such Parcel of Property, (iii) each Parcel of Property and Unit of Equipment shall be in compliance with all Legal Requirements, except any Legal Requirements, the non-compliance with which, individually or in the aggregate, (1) will not place either the Lessor or any Assignee in any danger of any monetary civil liability for which the Lessor or any Assignee is not adequately indemnified (the Lessee's obligations under Section 11 of this Lease shall be deemed to be adequate indemnification if no Event of Default exists) or any other material civil liability or penalty or subject the Lessor or any Assignee to any criminal liability as a result of a failure to comply therewith and (2) will not result in a material diminution in the value of any Property or Equipment or in any material risk of the loss, sale or forfeiture or loss of use of any thereof, (B) five (5) months prior to the Lease Termination Date, the Lessee shall at its expense deliver to the Lessor an environmental audit satisfactory in form and substance to the Lessor in its reasonable discretion, the conclusion of which shall be satisfactory to the Lessor in its reasonable discretion, and prepared by an independent environmental consultant or engineer satisfactory to the Lessor in its sole discretion, addressing the environmental hazards or liabilities associated with any Parcel of Property or Unit of Equipment under this Lease and (C) on or prior to the Lease Termination Date, the Lessee shall deliver to the Lessor a report of an independent engineer (selected by the Lessor and at the expense of the Lessee), to the effect that the Property and Equipment under this Lease (i) have been maintained in accordance with the terms and conditions of Section 9 of this Lease and (ii) are currently operating in accordance with the design specifications listed in the appraisal provided to the Lessor pursuant to
Section 4 of the Agreement for Lease.

                  (c) In the event the Lessee has complied with each of the Expiration Covenants, the Lessee shall on the Lease Termination Date applicable to a Parcel of Property or Unit of Equipment, terminate this Lease with respect to such Property and Equipment, surrender such Property and Equipment to the Lessor and pay to the Lessor the Lease Termination Amount with respect to such Property and Equipment and all other amounts owing by the Lessee hereunder and under the other Operative Documents. Upon such surrender, the Lessor shall have the right to sell such Property and Equipment to a third party and the Lessee shall have no further right, claim or interest in such Property and Equipment (it being understood that the Lessor shall

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY


be entitled to commence the marketing of such Property and Equipment at any time subsequent to the first day of the fifth month prior to the Lease Termination Date, and the Lessee agrees that it shall cooperate in connection therewith). If the Lessor shall fail to sell the Ammonia Project within seven (7) days of the surrender thereof by the Lessee, the Assignee shall have the right, but not the obligation, acting on behalf of the Lessor to sell the Ammonia Project to a third party. The proceeds of sale received by the Lessor or such Assignee, as the case may be, from any sale of such Property and Equipment shall be retained by the Lessor or any Assignee, as the case may be, provided that if the proceeds of sale, together with the Lease Termination Amount paid by the Lessee, exceed the Acquisition Cost of such Property and Equipment and all other amounts payable by the Lessee hereunder and under the other Operative Documents, such excess shall be paid by the Lessor or such Assignee, as the case may be, to the Lessee. The Lessee shall use reasonable efforts during the last five (5) months of the Initial Term with respect to such Property and Equipment (unless this Lease has been renewed pursuant to Section 12 hereof), and during the last five
(5) months of the Renewal Term, if any, to seek on behalf of the Lessor bona fide arms-length bids for not less than all such Property and Equipment from prospective purchasers who are financially capable of purchasing such Property and Equipment for cash, on an as-is, non-installment sale basis, without warranty by, or recourse to, the Lessor. The Lessee shall assign to any purchaser, at such purchaser's request and for no additional consideration, any and all assignable agreements in the Lessee's name for the acquisition, construction, storage or transportation of the Property and the Equipment. The Lessee shall notify the Lessor of the amount of each such bid, and the name and address of the Person submitting such bid.

                  (d) In the event the Lessee shall surrender such Property and Equipment to the Lessor or to a purchaser of such Property and Equipment from the Lessor pursuant to the provisions of this Section 13, on the Lease Termination Date applicable to such Property and Equipment, the Lessee shall pay to the Lessor all Basic Rent payable with respect to such Property and Equipment and any Additional Rent and other amounts owing hereunder and under the other Operative Documents. Upon payment by the Lessee to the Lessor of all amounts owing under this Section 13 and delivery of all Property and Equipment under this Lease to the Lessor or such purchaser, this Lease shall terminate with respect to such Property and Equipment, except to the extent provided in Section 11 hereof.

                  SECTION 14. CHARACTER OF AMMONIA PROJECT.

                  It is the intention of the Lessor and the Lessee that the components of the Ammonia Project identified as personal property components in Exhibit D hereto maintain their character as personal property for commercial law purposes. The Lessee shall take all such reasonable action to maintain such character and shall obtain and record such instruments and take such steps as may be necessary to prevent any Person from acquiring any rights in such components by reason of such components being deemed to be real property.

                  SECTION 15. LOSS OF OR DAMAGE TO PROPERTY OR EQUIPMENT.

                  (a) The Lessee hereby assumes all risk of loss of or damage to Property or Equipment, however caused. No loss of or damage to any Property or Equipment shall impair any obligation of the Lessee under this Lease, which shall continue in full force and effect with respect to any lost or damaged Property or Equipment.

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY


                  (b) In the event of damage of any kind whatsoever to any Property or Equipment (unless the same is determined by the Lessee in its reasonable judgment to be damaged beyond repair) the Lessee, at its own cost and expense, shall place the same in good operating order, repair, condition and appearance. The Lessee's right to any proceeds paid under any insurance policy or policies required under Section 10 of this Lease with respect to any such damage to any Property or Equipment which has been so placed by the Lessee in good operating order, repair, condition and appearance is governed by paragraph
(f) of Section 10 hereof.

                  (c) If (A) all, or a substantial portion of the Ammonia Project or any other Property or Equipment is lost, stolen, destroyed, seized, confiscated, rendered unfit for use or damaged beyond repair (in the reasonable judgment of the Lessee), (B) the use thereof by the Lessee in the ordinary course of business is prevented by the act of any third Person or Persons or governmental instrumentality for a period exceeding one hundred eighty (180) days or, if shorter, the period ending on the last day of the Initial Term or the Renewal Term of the Ammonia Project or of such other Property or Equipment, as applicable, (C) the Ammonia Project or any other Property or Equipment is attached (other than on a claim against the Lessor as to which the Lessee is not obligated to indemnify the Lessor) and the attachment is not removed within a period of one hundred eighty (180) days or, if shorter, the period ending on the last day of the Initial Term or the Renewal Term of the Ammonia Project or of such other Property or Equipment, as applicable, (D) a Taking as described in
Section 16 shall occur, or (E) the Ammonia Project or any other Property or Equipment is damaged and the Lessee elects not to rebuild or repair the Ammonia Project or such Property or Equipment or such rebuilding or repairs would exceed twenty-five (25%) of the replacement cost of the Ammonia Project or such Property or Equipment where such rebuilding or repairs could not, in the reasonable judgment of the Lessee, restore the Ammonia Project or such Property or Equipment to its previous working order prior to the expiration of the Initial Term, or if the Lessee has renewed this Lease pursuant to Section 12 hereof, prior to the expiration of the Renewal Term, then in any such event, (a) the Lessee shall replace such Property or Equipment with real property or equipment of a similar like and kind, and of a value not less than the Property or Equipment being replaced (assuming that the replaced Equipment or Property was maintained in accordance with the provisions hereof), and the Lessee and the Lessor shall execute a revised Unit Leasing Record or AFL Unit Leasing Record, as the case may be, to amend, among other things, the description of such Property or Equipment, provided that the replacement of any Property with other real property shall be subject to the prior written consent of the Lessor, which consent shall not be unreasonably withheld, and to receipt by the Lessor and the Assignee of all documentation required with respect to the acquisition of Property and Equipment by the Lessor under the terms of any Credit Agreement or
(b) (i) the Lessee shall promptly notify the Lessor in writing of such event,
(ii) on the Basic Rent Payment Date designated by the Lessee, which shall be a date within ninety (90) days following such event but not later than the last day of the Lease Term, the Lessee shall pay to the Lessor an amount equal to 84.5% of the Acquisition Cost of the Ammonia Project or such Property or Equipment, (iii) the Initial Term or Renewal Term of the Ammonia Project or such Property or Equipment shall continue until the Basic Rent Payment Date on which the Lessor receives payment from the Lessee of the amount payable pursuant to this paragraph (c) and of Basic Rent payable with respect to the Ammonia Project or such Property or Equipment and any Additional Rent and other amounts owing hereunder and under the other Operative Documents, and shall thereupon terminate. Insurance and condemnation proceeds, if any, received by the Lessor that, together with the amounts paid by the Lessee to the Lessor pursuant to clause (ii) of the preceding sentence, exceed the aggregate of the Acquisition Cost of the Ammonia Project or the affected Property or Equipment and all other amounts payable hereunder and under the other

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY


Operative Documents, shall be paid by the Lessor to the Lessee. For purposes of this paragraph (c), loss of or damage to a "substantial portion of the Ammonia Project or any other Property or Equipment" shall be deemed to occur if the Ammonia Project or such Property or Equipment is unusable for the Lessee's ordinary business purposes in the reasonable judgment of the Lessee.

                  SECTION 16. CONDEMNATION AND DEDICATION OF PROPERTY;
                              EASEMENTS.

                  (a) If the use, occupancy or title to all or a substantial portion of the Ammonia Project or any other Parcel of Property is taken, requisitioned or sold in, by or on account of actual or threatened eminent domain or confiscation or similar proceedings or other action by any governmental authority (such events collectively referred to as a "Taking"), then the Initial Term or Renewal Term shall terminate as provided in paragraph
(c) of Section 15 hereof. Upon receipt of proceeds from any award or sale made in connection with such Taking, if the Lessee has paid all amounts owing under paragraph (c) of Section 15 hereof, so long as no Event of Default has occurred and is continuing, the Lessor shall remit to the Lessee the net amount of such proceeds remaining after reimbursement for all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by the Lessor in connection with the negotiation and settlement of any proceedings related to such Taking. A Taking shall be deemed to affect a "substantial portion" of the Ammonia Project or a Parcel of Property if, after such Taking, the Ammonia Project or such Parcel of Property is unusable for the Lessee's ordinary business purposes in the reasonable judgment of the Lessee.

                  (b) If less than a substantial portion of the Ammonia Project or any other Parcel of Property is subject to a Taking, then this Lease shall continue in effect as to the portion of the Ammonia Project or such Parcel not taken and any net proceeds, so long as no Event of Default has occurred and is continuing, shall be paid to the Lessee; provided that if as a result of a Taking or Takings of less than substantially all of a Parcel of Property the aggregate proceeds with respect to any Parcel of Property received is equal to or greater than $2,000,000, at the Lessee's option, (A) the Lessee shall replace such Property as provided in clause (a) in the first sentence of paragraph (c) of Section 15 hereof, or (B) such proceeds shall be paid to the Lessor and the Acquisition Cost of the affected Parcel shall be reduced by the amount of such proceeds (such reduction to be evidenced by a revised Unit Leasing Record or AFL Unit Leasing Record, as the case may be). In the event of a reduction in the Acquisition Cost of the Ammonia Project, the Lessor shall cause the CRA Bank to remit to the Lessee an amount equal to 40% of the proceeds paid to the Lessor pursuant to clause (B) of the immediately preceding sentence.

                  (c) So long as no Event of Default hereunder has occurred and is continuing, the Lessee shall have the right (i) to grant, obtain or enter into easements for the benefit of any Parcel of Property, (ii) to voluntarily dedicate or convey, as required, portions of any Parcel of Property for road, highway and other public purposes and (iii) to voluntarily execute petitions to have any Parcel of Property or a portion thereof annexed to any municipality or included within any utility, highway or other improvement or service district, provided such annexation has no material adverse effect on the value of such Parcel of Property. In connection with the Lessee's development of the Property in accordance with the terms of this Lease, the Lessee shall at all times be free to enter into and/or execute such agreements, dedications, easements, conditions, covenants and restrictions in favor of other property owners, lessees or local agencies as are necessary for the conduct of the Lessee's operations on the Property. If any monetary

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY


consideration is paid for such easement or dedication, the Lessee shall be entitled to receive or retain such consideration.

                  Subject to the foregoing provisions of this Section 16(c), the Lessor will cooperate, without unreasonable delay and at the Lessee's expense, as necessary and join in the execution of any appropriate instrument or shall execute any separate instrument as necessary. As a condition precedent to the Lessee's exercise of any of the Lessee's powers under this Section 16, (i) the Lessee shall give the Lessor five (5) Business Days' prior written notice of the proposed action and (ii) the Lessee shall provide to the Lessor a certificate of the Lessee stating that such action will not in any material respect adversely affect either the fair market value of such Property or the use of such Property for its intended purpose, will not affect the Lessor's ability to exercise its rights and remedies under this Lease and that the Lessee undertakes to remain obligated under this Lease to the same extent as if the Lessee had not exercised its powers under this Section 16 and the Lessee will perform all obligations under such instrument and shall prepare all required documents and provide all other instruments and certificates as the Lessor may reasonably request. If requested by the Lessee, the Lessor shall appoint the Lessee as the Lessor's attorney-in-fact pursuant to a power of attorney for the foregoing purposes.

                  SECTION 17. SURRENDER OF PROPERTY OR EQUIPMENT.

                  (a) Upon termination of the lease of any Property or Equipment under circumstances in which such Property or Equipment is to be returned to the Lessor, the Lessee shall surrender and deliver such Property or Equipment to the Lessor or a designee of the Lessor at the location where such Property or Equipment is required to be located pursuant to the provisions hereof.

                  (b) Upon the surrender of the Property and Equipment, the Lessee shall deliver to the Lessor or its designee, all logs, manuals, inspection data, books and records in the English language, if available, or with translations in the English language or copies thereof which are applicable to the Property and Equipment that are in accordance with sound industry practice customarily retained (or that the Lessee actually did retain) or are required by law to be retained with respect to similar property and equipment, including, without limitation, all software and manuals necessary for the operation of the Ammonia Project in accordance with the design specifications set forth in the appraisal provided to the Lessor pursuant to Section 4 of the Agreement for Lease.

                  (c) The Lessee shall be obligated to obtain all Governmental Actions necessary for the surrender of Property and Equipment hereunder and permitting the Lessor (without the Lessor being required to change its business structure or otherwise to suffer any real or potential adverse effect on its business or that of its Affiliates as a result of such surrender and receipt of possession) to possess the Ammonia Project with or without the continued involvement of the Lessee, which Governmental Actions shall be in full force and effect. In connection with the Lessee's surrender of possession of the Ammonia Project to the Lessor, the Lessee shall furnish to the Lessor copies certified by a Responsible Officer of the Lessee of all Governmental Actions necessary to effect such surrender and receipt of possession.


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                                                         THIS LEASE AGREEMENT IS
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                  SECTION 18. EVENTS OF DEFAULT.

                  Any of the following events of default shall constitute an "Event of Default" and shall give rise to the rights on the part of the Lessor described in Section 19 hereof:

                  (a) Failure of the Lessee (x) to make any payment required by paragraph (e) of Section 19, paragraph (c) of Section 15, paragraph (q) of
Section 2, paragraph (r) of Section 2 or paragraph (l) of Section 29 hereof when due or to pay amounts due to the Lessor on the Lease Termination Date, (y) to pay Basic Rent on or prior to the earlier of (i) ten (10) days after such payment is due and (ii) the Lease Termination Date, or (z) to pay any other amount payable by the Lessee hereunder on or prior to the earlier of (i) fifteen
(15) days after written demand for such other payment and (ii) the Lease Termination Date; or

                  (b) Failure to maintain the insurance required by Section 10 hereof, or default in the performance of the covenant contained in paragraph (k) of Section 10 hereof; or

                  (c) Failure to comply with any of the Expiration Covenants described in paragraph (b) to Section 13 hereof or with Section 26 hereof; or

                  (d) Default in the performance of any other obligation or covenant of the Lessee pursuant to this Lease or any other Operative Document (except a Ground Lease) and, if such default is capable of cure, the continuance of such default for 30 days after written notice to the Lessee by the Lessor or any Assignee; provided that, if such default is of a nature that it is capable of being cured but not within such 30 day period and the Lessee shall have diligently commenced curing such default within such 30 day period and the Lessee shall have proceeded diligently and in good faith thereafter to complete curing such default, such 30-day period shall be extended to one hundred eighty
(180) days but not to a date later than the Lease Termination Date; or

                  (e) The entry of a decree or order for relief in respect of the Lessee by a court having jurisdiction in the premises, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Lessee or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, in an involuntary case under the Federal Bankruptcy Code, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency reorganization, composition or other similar law of any jurisdiction; or the commencement against the Lessee of an involuntary case under the Federal Bankruptcy Code, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency reorganization, composition or other similar law of any jurisdiction, and the continuance of any such case unstayed and in effect for a period of 60 consecutive days; or

                  (f) The entry or deemed entry of an order for relief in any case under the Federal Bankruptcy Code involving the Lessee or the suspension or discontinuance of the Lessee's business operations, the Lessee's insolvency (however evidenced) or the Lessee's admission of insolvency or bankruptcy, or the commencement by the Lessee of a voluntary case under the Federal Bankruptcy Code, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency reorganization, composition or other similar law of any jurisdiction, or the consent by the Lessee to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Lessee or of any substantial part of the Lessee's, or the making by the Lessee of an assignment for the benefit of

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                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY


creditors, or the failure of the Lessee generally to pay its debts as such debts become due, or the taking of partnership or other action by or on behalf of the Lessee in furtherance of any such action; or

                  (g) There shall be an "Event of Default" under the Revolving Loan Facility or the Lessee or any Subsidiary (as principal or guarantor or other surety) shall default in the payment when due or within any applicable period of grace of any amount of principal of or premium or interest on any Indebtedness other than under the Revolving Loan Facility which is outstanding in a principal amount of at least $10,000,000 in the aggregate; or any event shall occur or condition shall exist in respect of any such other Indebtedness which is outstanding in a principal amount of at least $10,000,000, or under any evidence of any such Indebtedness or of any mortgage, indenture or other agreement relating thereto, the effect of which is to cause (or to permit one or more Persons to cause) such Indebtedness to become due before its stated maturity or before its regularly scheduled dates of payment or to permit the holders thereof to cause the Lessee or any Subsidiary to repurchase or repay such Indebtedness, and such default, event or condition shall continue for more than the period of grace, if any, specified therein and in the case where such Indebtedness has not been declared due and payable such event or condition shall not have been cured or waived within the later of fifteen (15) days of such occurrence pursuant thereto and the expiration of any applicable period of grace; or

                  (h) Any representation or warranty made or deemed made or certified to by the Lessee in this Lease or any Operative Document, any Consent or any document contemplated hereby or thereby proves to be false or inaccurate in any material respect on or as of the date made or deemed made; or

                  (i) The Lessee shall fail to observe or perform, after the expiration of any applicable grace period, any material term, covenant or condition of any Ground Lease relating to a Parcel of Property, to be observed or performed, unless any such observance or performance shall have been waived or not required by the landlord under such Ground Lease, or if any one or more of the events referred to in the Site Lease, the Sublease or any Ground Lease shall occur which would cause the Site Lease, the Sublease or such Ground Lease to terminate without notice or action by the landlord thereunder or which would entitle the landlord under the Site Lease, the Sublease or such Ground Lease to terminate the Site Lease, the Sublease or such Ground Lease and the term thereof by the giving of notice to the Lessor without opportunity to cure, as tenant thereunder, or if any of the terms, covenants or conditions of the Site Lease, the Sublease or any Ground Lease shall in any manner be modified, changed, terminated, supplemented, altered or amended in any material respect without the consent of the Lessor and Assignee; or

                  (j) An Event of Default (as defined in the Agreement for Lease) shall exist under the Agreement for Lease; or

                  (k) The Gas Contract or any Ancillary Facility Agreement or any other Operative Document shall be modified, changed, terminated, supplemented, altered or amended in any material respect without the consent of the Lessor and the Assignee; or

                  (l) Arcadian Corporation shall cease to be the general partner of the Lessee without the prior written consent of the Lessor.

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY


                  SECTION 19. RIGHTS UPON DEFAULT.

                  (a) Upon the occurrence and continuation of any Event of Default the Lessor may, in addition to exercising any other rights and remedies available to it under applicable law, do any one or more of the following (if, within fifteen (15) Business Days of receipt by the Lessee of an Event of Default Notice (as defined in Section 29(l)), the Lessee has not made a request to purchase all Parcels of Property and Units of Equipment under Section 29(l) or, if the Lessee has so made such a request but has not consummated within thirty (30) Business Days of receipt of the Event of Default Notice such purchase in full compliance with Section 29(l)):

                  (i) Terminate the lease of any or all Property or Equipment leased hereunder by written notice to the Lessee, subject to the maximum amount the Lessor shall be entitled to recover from the Lessee, as described in paragraph (f) of this Section 19;

                  (ii) Whether or not the lease of any Property or Equipment is terminated, take immediate possession of and remove any or all Equipment and other equipment or property of the Lessor in the possession of the Lessee, wherever situated, and for such purpose, enter upon any premises without liability to the Lessee for so doing; provided that the taking of possession of any Property or Equipment shall take place in a commercially reasonable manner;

                  (iii) Whether or not any action has been taken under paragraph (i) or (ii) above, sell any Property or Equipment (free of or subject to the rights of the Lessee or any other person under this Lease and with or without the concurrence or request of the Lessee);

                  (iv) Hold, use, occupy, operate, remove, lease or keep idle any or all Property or Equipment as the Lessor in its sole discretion may determine, without any duty to account to the Lessee with respect to any such action or inaction, except that the Lessor agrees that any profit it derives from the occupation or use of any Property or Equipment while exercising its rights under this Section 19 will be applied to reduce the Accrued Default Obligations; and

                  (v) Exercise any other right or remedy which may be available under applicable law and in general proceed by appropriate judicial proceedings, either at law or in equity, to enforce the terms hereof or to recover damages for the breach hereof.

                  (b) Suit or suits for the recovery of any default in the payment of any sum due hereunder or for damages may be brought by the Lessor from time to time at the Lessor's election, and nothing herein contained shall be deemed to require the Lessor to await the date whereon this Lease or the term hereof would have expired by limitation had there been no such default by the Lessee or no such termination or cancellation.

                  (c) The receipt of any payments under this Lease by the Lessor with knowledge of any breach of this Lease by the Lessee or of any default by the Lessee in the performance of

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY


any of the terms, covenants or conditions of this Lease, shall not be deemed to be a waiver of any provision of this Lease.

                  (d) No receipt of moneys by the Lessor from the Lessee after the termination or cancellation hereof in any lawful manner shall reinstate, continue or extend the Initial Term or the Renewal Term, or affect any notice theretofore given to the Lessee, or operate as a waiver of the right of the Lessor to enforce the payment of Basic Rent or Additional Rent or other charges payable hereunder, or operate as a waiver of the right of the Lessor to recover possession of any Unit of Equipment or Parcel of Property by proper suit, action, proceedings or remedy; it being agreed that, after the service of notice to terminate or cancel this Lease, and the expiration of the time therein specified, if the default has not been cured in the meantime, or after the commencement of any suit, action or summary proceedings or of any other remedy, or after a final order, warrant or judgment for the possession of any Unit of Equipment or Parcel of Property, the Lessor may demand, receive and collect any moneys payable hereunder, without in any manner affecting such notice, proceedings, suit, action, order, warrant or judgment; and any and all such moneys so collected shall be deemed to be payments on account for the use and operation of any Unit of Equipment or the use, operation and occupation of any Parcel of Property, or at the election of the Lessor, on account of the Lessee's liability hereunder and will be applied to reduce the Accrued Default Obligations. Acceptance of the keys to any Parcel of Property, or any similar act, by the Lessor, or any agent or employee of the Lessor, during the term hereof, shall not be deemed to be an acceptance of a surrender of any Parcel of Property unless the Lessor shall consent thereto in writing.

                  (e) The Lessee hereby expressly confirms that, in any event, including after any Event of Default, and notwithstanding any termination of this Lease or reentry or repossession by the Lessor, the Lessee shall continue to be liable for, and the Lessor may recover from the Lessee, (i) all Basic Rent accrued to the date of payment, (ii) any Additional Rent owing with respect to all Property or Equipment leased by the Lessee, (iii) all amounts payable hereunder or under any other Operative Document and (iv) all losses, damages, costs and expenses incurred (including, without limitation, reasonable attorneys' fees and expenses, commissions, filing fees and sales or transfer taxes) sustained by the Lessor by reason of such Event of Default and the exercise of the Lessor's remedies with respect thereto, including, in the event of a sale by the Lessor of any Property or Equipment pursuant to this Section 19, all costs and expenses associated with such sale. The amounts payable in clauses (i) through (iv) above are hereinafter sometimes referred to as the "Accrued Default Obligations". Accrued Default Obligations shall not include any damages for loss of profits arising from the prospective use, operation and occupancy by parties other than the Lessee of any Property or Equipment or the anticipated receipt of income therefrom subsequent to the Lessee's possession of such Property and Equipment.

                  (f) After an Event of Default, the Lessor may sell its interest in any Property and Equipment in any commercially reasonable manner upon any terms that the Lessor deems satisfactory, free of any rights of the Lessee or any Person claiming through or under the Lessee. In the event of any such sale or in the event the Lessor elects not to sell any Property or Equipment, in addition to the Accrued Default Obligations, the Lessor shall be entitled to recover from the Lessee, as liquidated damages, and not as a penalty, an amount equal to 84.5% of the Acquisition Cost of any Property or Equipment under this Lease. Proceeds of any such sale received by the Lessor, or, in the event the Lessor elects not to sell, proceeds at any time thereafter received by the Lessor from any sale, occupation, operation, use or lease of any Property or Equipment (net of all reasonable costs and expenses incurred by the Lessor in

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY


connection with any sale, occupation, operation, use or lease of any Property or Equipment) in excess of 15.5% of the Acquisition Cost of such Property or Equipment, shall be credited against the Accrued Default Obligations the Lessee is required to pay under this Section 19. If such excess proceeds exceed the Accrued Default Obligations, or, if the Lessee has paid all amounts required to be paid under this Section 19, such excess shall be paid by the Lessor to the Lessee. If the Lessee converts any such Property or Equipment after an Event of Default, or if such Property or Equipment is lost or destroyed, in addition to the Accrued Default Obligations, the Lessor may cause the Lessee to pay to the Lessor, and the Lessee shall pay to the Lessor, as liquidated damages and not as a penalty, an amount equal to 84.5% of the Acquisition Cost of such Property or Equipment.

                  (g) In the event of a sale pursuant to this Section 19, upon receipt by the Lessor of the amounts payable hereunder, the Lessor shall transfer all of the Lessor's right, title and interest in and to the Property and Equipment to the purchaser thereof.

                  (h) In addition to its other rights in this Section 19, the Lessor may exercise its various rights under the Operating Agreement, the Ancillary Facility Agreements and the Gas Contract or transfer such rights to the purchaser in a sale.

                  (i) No remedy referred to in this Section 19 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to the Lessor at law or in equity, and the exercise in whole or in part by the Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by the Lessor of any or all such other remedies. No waiver by the Lessor of any Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default.

                  SECTION 20. EQUIPMENT TO BE PERSONAL PROPERTY.

                  It is the intention and understanding of the Lessor and the Lessee that all Equipment shall be and at all times remain personal property. The Lessee shall obtain and record such instruments and take such steps as may be necessary to prevent any Person from acquiring any rights in Equipment paramount to the rights of the Lessor by reason of such Equipment being deemed to be real property.

                  SECTION 21. SALE OR ASSIGNMENT BY LESSOR.

                  (a) The Lessor shall have the right to obtain equity and debt financing for the acquisition and ownership of the Property or Equipment by selling or assigning its right, title and interest in any or all amounts due from the Lessee or any third party under this Lease; provided, that any such sale or assignment shall be subject to the rights and interests of the Lessee under this Lease.

                  (b) Any Assignee shall, except as otherwise agreed by the Lessor and such Assignee, have (to the exclusion of the Lessor) all the rights, powers, privileges and remedies of the Lessor hereunder, and the Lessee's obligations as between itself and such Assignee hereunder shall not be subject to any claims or defense that the Lessee may have against the Lessor, other than the defense of payment or satisfaction of the obligation; provided that the foregoing shall not be deemed to be a waiver of any claims the Lessee may have against the Lessor. Upon written

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY


notice to the Lessee of any such assignment, the Lessee shall thereafter make payments of Basic Rent, Additional Rent and other sums due hereunder to the Assignee, to the extent specified in such written notice, and only such payments to the applicable Assignee shall discharge the obligation of the Lessee to the Lessor hereunder and only to the extent of such payments. Anything contained herein to the contrary notwithstanding, no Assignee shall be obligated to perform any duty, covenant or condition required to be performed by the Lessor hereunder, and any such duty, covenant or condition shall be and remain the sole obligation of the Lessor.

                  SECTION 22. INCOME TAXES.

                  (a) The Lessor agrees that it will not file any Federal, state or local income tax returns during the Lease Term with respect to any Property or Equipment that are inconsistent with the treatment of the Lessee as tax owner of such Property or Equipment for Federal, state and local income tax purposes.

                  (b) Paragraph (a) of Section 22 above notwithstanding, the Lessor agrees that, at the written request of the Lessee, it will take all such action as may be required to be taken by a lessor to elect under any provision of the Code substantially similar to section 48(d) of the Internal Revenue Code of 1954, as amended prior to the enactment of the Tax Reform Act of 1986, permitting a pass-through of an investment tax credit to a lessee, to treat the Lessee as having acquired any Unit of Equipment or any qualifying appliances, equipment and machinery attached to any Parcel of Property acquired by the Lessor that would qualify for such a credit (within the meaning of section 48(b) of the Code); provided, that such request is received by the Lessor reasonably in advance of the date on which the Lessor is required to take such action, and the Lessee provides the Lessor in a timely fashion with all information (other than identifying information pertaining to the Lessor) required to take such action. The Lessor does not represent or warrant to the Lessee that credits will be allowable with respect to any Unit of Equipment or other property under the Code or that any election will be effective to transfer any such credits that are allowable to the Lessee. The Lessor shall have no liability to the Lessee resulting from the disallowance to the Lessee of credits under the Code with respect to any Unit of Equipment or other property unless such disallowance is directly and primarily attributable to the failure of the Lessor to comply with its obligations under the first sentence of this paragraph (b).

                  SECTION 23. NOTICES AND REQUESTS.

                  All notices, offers, acceptances, approvals, waivers, requests, demands and other communications hereunder or under any other instrument, certificate or other document delivered in connection with the transactions described herein shall be in writing, shall be addressed as provided below and shall be considered as properly given (a) if delivered in person, (b) if sent by express courier service (including, without limitation, Federal Express, Emery, DHL, Airborne Express, and other similar express delivery services), (c) in the event overnight delivery services are not readily available, if mailed by international airmail, postage prepaid, registered or certified with return receipt requested, or (d) if sent by telecopy and confirmed; provided, that in the case of a notice by telecopy, the sender shall in addition confirm such notice by writing sent in the manner specified in clauses (a), (b) or (c) of this Section 23. All notices shall be effective upon receipt by the addressee; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. For the purposes of notice, the addresses of the parties shall be as set forth below; provided, however, that any party shall have the right to change its address for notice hereunder to any other location

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY


by giving written notice to the other party in the manner set forth herein. The initial addresses of the parties hereto are as follows:

                  If to the Lessor:

                  Nitrogen Leasing Company, Limited Partnership
                  c/o Nitrogen Leasing Capital, Inc.
                  North Tower-27th Floor
                  World Financial Center
                  250 Vesey Street
                  New York, NY 10281
                  Attention: Marjorie A. Hargrave
                  Telephone: (212) 449-6155
                  Telecopy:  (212) 449-7298

                  If to the Lessee:

                  Arcadian Fertilizer, L. P.
                  6750 Poplar Avenue
                  Suite 600
                  Memphis, Tennessee  38138-7419
                  Attention:  Vice President--Legal and General Counsel
                  Telephone:  (901) 758-5233
                  Telecopy:   (901) 758-5201

                           and

                  Arcadian Fertilizer, L. P.
                  6750 Poplar Avenue
                  Suite 600
                  Memphis, Tennessee  38138-7419
                  Attention:  Treasurer
                  Telephone:  (901) 758-5266
                  Telecopy:   (901) 758-5202

With a copy of all notices under this Section 23 to Arcadian Corporation at the same address as the Lessee and to any Assignee at such address as such Assignee may specify by written notice to the Lessor and the Lessee.

                  SECTION 24. COVENANT OF QUIET ENJOYMENT.

                  During the Lease Term of any Property or Equipment hereunder and so long as no Event of Default or Potential Default shall have occurred and be continuing, the Lessor recognizes the Lessee's right to uninterrupted use and quiet enjoyment of the Property or Equipment on the terms and conditions provided in this Lease without any interference from the Lessor or anyone claiming through or under the Lessor.

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY


                  SECTION 25. RIGHT TO PERFORM FOR LESSEE.

                  (a) If the Lessee fails to perform or comply with any of its covenants or agreements contained in this Lease, the Lessor may, upon reasonable notice to the Lessee but without waiving or releasing any obligations or default, itself perform or comply with such covenant or agreement, and the amount of the reasonable expenses of the Lessor incurred in connection with such performance or compliance, shall be payable by the Lessee, not later than fifteen (15) days after written notice by the Lessor.

                  (b) Without in any way limiting the obligations of the Lessee hereunder, the Lessee hereby irrevocably appoints the Lessor as its agent and attorney at the time at which the Lessee is obligated to deliver possession of any Parcel of Property or Unit of Equipment to the Lessor, to demand and take possession of such Parcel of Property or Unit of Equipment in the name and on behalf of the Lessee from whomsoever shall be at the time in possession thereof.

                  SECTION 26. MERGER, CONSOLIDATION OR SALE OF ASSETS.

                  Except as provided in paragraph (o) of Section 29 of this Lease, the Lessee may not consolidate with or merge into any other corporation or sell or assign all or substantially all of its assets or its interest in the Ammonia Project to any Person, unless the surviving corporation or transferee Person shall assume, by execution and delivery of instruments satisfactory to the Lessor prior to any such consolidation, merger, sale or assignment, the obligations of the Lessee hereunder and become successor to the Lessee, but the Lessee shall not thereby be released, without the consent of the Lessor, from its obligations hereunder and; provided, further, that no Event of Default shall have occurred and be continuing, both prior and after giving effect to any such consolidation, merger, sale or assignment and such surviving corporation or transferee Person will, on a pro forma basis, immediately after such consolidation, merger or sale, possess a consolidated net worth and credit rating substantially equivalent to or greater than that of the Lessee immediately prior to such consolidation, merger or sale. The terms and provisions of this Lease shall be binding upon and inure to the benefit of the Lessee and its respective successors and assigns.

                  SECTION 27. PERMITTED CONTESTS.

                  (a) The Lessee shall not be required, nor shall the Lessor have the right, to pay, discharge or remove any tax, assessment, levy, fee, rent, charge or Lien, or to comply or cause any Parcel of Property or Unit of Equipment to comply with any Legal Requirements applicable to any Parcel of Property or Unit of Equipment or the occupancy, use or operation thereof, so long as no Event of Default exists under this Lease with respect to any Parcel of Property or Unit of Equipment, and, in the judgment of the Lessee's counsel, the Lessee shall have reasonable grounds to contest the existence, amount, applicability or validity thereof by appropriate proceedings, which proceedings in the reasonable judgment of the Lessor, (i) shall not involve any material danger that any Parcel of Property or Unit of Equipment or any Basic Rent or any Additional Rent would be subject to sale, forfeiture or loss or loss of use as a result of failure to comply therewith, (ii) shall not affect the payment of any Basic Rent or any Additional Rent or other sums due and payable hereunder or result in any such sums being payable to any Person other than the Lessor or any Assignee, (iii) will not place the Lessor in any danger of any monetary civil liability for which the Lessor is not adequately indemnified (the Lessee's obligations under Section 11 of this Lease shall be deemed to be adequate indemnification if no Event of Default exists) or any other material

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY


civil penalty, or to any criminal liability, (iv) if involving taxes, shall suspend the collection of taxes, and (v) shall be permitted under and be conducted in accordance with the provisions of any other instrument to which the Lessee or the Parcel of Property or Unit of Equipment is subject and shall not constitute a default thereunder (the "Permitted Contest"). The Lessee shall conduct all Permitted Contests in good faith and with due diligence and shall promptly after the final determination (including appeals) of any Permitted Contest pay and discharge all amounts which shall be determined to be payable therein. The Lessor shall at the Lessee's expense cooperate in good faith with the Lessee with respect to all Permitted Contests conducted by the Lessee pursuant to this Section 27, including, without limitation, in assisting in the preparation of, and participating in, filings related to such Permitted Contests.

                  (b) At least ten (10) days prior to the commencement of any Permitted Contest, the Lessee shall notify the Lessor in writing thereof if the amount in contest exceeds $1,000,000 and shall describe such proceeding in reasonable detail. In the event that a taxing authority or subdivision thereof proposes an additional assessment or levy of any tax for which the Lessee is obligated to reimburse the Lessor under this Lease, or in the event that the Lessor is notified of the commencement of an audit or similar proceeding which could result in such an additional assessment, then the Lessor shall in a timely manner notify the Lessee in writing of such proposed levy or proceeding.

                  (c) The Lessor and the Lessee agree that no Event of Default or Potential Default shall be deemed to have occurred if the existence of the event causing such Event of Default or Potential Default, as the case may be, is being contested by the Lessee as a Permitted Contest in accordance with the terms of this Section 27.

                  SECTION 28. LEASEHOLD INTERESTS.

                  The following provisions relate to the Site Lease, the Sublease and each additional lease under which a leasehold interest in a Parcel of Property is subleased to the Lessee or a Permitted Sublessee hereunder (each, a "Ground Lease"):

                  (a) The Lessee hereunder covenants and agrees to perform and to observe and to cause each Permitted Sublessee to perform and observe all of the terms, covenants, provisions, conditions and agreements of the underlying Ground Leases on the Lessor's part as lessee or sublessee thereunder to be performed and observed (including, without limitation, payment of all rent, additional rent and other amounts payable by the Lessor as lessee under any Ground Lease) to the end that all things shall be done which are necessary to keep unimpaired the rights of the Lessor as lessee under any Ground Lease. The Lessee further covenants that it shall cause to be exercised any renewal option contained in the Ground Lease which relates to renewal occurring in whole or in part during the term of this Lease. The Lessee agrees to cooperate fully with the Lessor to enforce the Lessor's rights as the lessee under any Ground Lease as against the lessor under such Ground Lease.

                  (b) The Lessee covenants and agrees pursuant to Section 11 hereof to indemnify and hold harmless the Lessor and any Assignee from and against any and all liability, loss, damage, suits, penalties, claims and demands of every kind and nature (including, without limitation, reasonable attorneys' fees and expenses) by reason of the Lessee's or any Permitted Sublessee's failure to comply with any Ground Lease or the provisions of this
Section 28.

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY


                  (c) The Lessor and the Lessee agree that the Lessor shall have no obligation or responsibility to provide services or equipment required to be provided or repairs or restorations required to be made in accordance with the provisions of any Ground Lease by the lessor thereunder. The Lessor shall in no event be liable to the Lessee nor shall the obligations of the Lessee hereunder be impaired or the performance thereof excused because of any failure or delay on the part of the lessor under any Ground Lease in providing such services or equipment or making such restorations or repairs and such failure or delay shall not constitute a basis for any claim against the Lessor or any offset against any amount payable to the Lessor under this Lease.

                  (d) The Lessor's interest under any Ground Lease shall not expire, terminate or otherwise be extinguished without the prior written consent of the Lessor.

                  (e) The Lessee shall ensure that the Site Lease and the Sublease shall each be a Mortgageable Ground Lease.

                  SECTION 29. MISCELLANEOUS.

                  (a) All indemnities, representations and warranties, and the obligation to pay Additional Rent contained in this Lease shall survive the expiration or other termination hereof.

                  (b) This Lease, the Unit Leasing Records and the AFL Unit Leasing Records covering Property or Equipment leased pursuant hereto, the other Operative Documents and the instruments, documents or agreements referred to herein and therein constitute the entire agreement between the parties and no representations, warranties, promises, guarantees or agreements, oral or written, express or implied, have been made by any party hereto with respect to this Lease or the Property or Equipment, except as provided herein or therein.

                  (c) This Lease may not be amended, modified or terminated, nor may any obligation hereunder be waived orally, and no such amendment, modification, termination or waiver shall be effective for any purpose unless it is in writing, signed by the party against whom enforcement thereof is sought. A waiver on one occasion shall not be construed to be a waiver with respect to any other occasion.

                  (d) The captions in this Lease are for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof. Any provision of this Lease which is prohibited by law or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and the parties hereto shall negotiate in good faith appropriate modifications to reflect such changes as may be required by law, and, as nearly as possible, to produce the same economic, financial and tax effects as the provision which is prohibited or unenforceable; and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Lessee and the Lessor hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect. THIS LEASE HAS BEEN EXECUTED AND DELIVERED IN THE STATE OF NEW YORK. THE LESSEE AND THE LESSOR AGREE THAT, TO THE MAXIMUM EXTENT PERMITTED BY THE LAW OF THE STATE OF NEW YORK, THIS LEASE, AND THE RIGHTS AND DUTIES OF THE LESSEE AND THE LESSOR HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY


WITHOUT LIMITATION SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) IN ALL RESPECTS, INCLUDING WITHOUT LIMITATION IN RESPECT OF ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THE LESSEE HEREBY IRREVOCABLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE SUPREME COURT OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS LEASE OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE LESSEE HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS LEASE OR ANY DOCUMENT OR ANY INSTRUMENT REFERRED TO HEREIN OR THE SUBJECT MATTER HEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURT. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE LESSEE AGREES NOT TO SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT. THE LESSEE AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS LEASE OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. THE LESSOR AND THE LESSEE EXPRESSLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER IN TORT OR CONTRACT OR OTHERWISE) IN ANY WAY RELATED TO THIS LEASE OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE LESSOR AND THE LESSEE ACKNOWLEDGE THAT THE PROVISIONS OF THIS PARAGRAPH (D) OF SECTION 29 HAVE BEEN BARGAINED FOR AND THAT THEY HAVE BEEN REPRESENTED BY COUNSEL IN CONNECTION THEREWITH.

                  (e) In connection with any sale of Property or Equipment pursuant to Section 15 or 19 of this Lease, when the Lessor transfers title, such transfer shall be on an as-is, non-installment sale basis, without warranty by, or recourse to, the Lessor, except that such title shall be free of any Liens resulting from the Lessor's willful or knowing act or omission.

                  (f) In connection with the sale or purchase of Property or Equipment pursuant to Section 15 or 19 of this Lease, the Lessee shall, without limitation of any of its obligations hereunder or under any other Operative Document, pay all transfer taxes, transfer gains taxes, mortgage recording tax, if any, recording and filing fees and all other similar taxes, fees, expenses and closing costs (including reasonable attorneys' fees) in connection with the conveyance of such Property or Equipment to the Lessee or any purchaser.

                  (g) If any costs of the Lessor related to the Agreement for Lease which were not included in the Acquisition Cost of a Parcel of Property or a Unit of Equipment are allocated to such Parcel of Property or such Unit of Equipment pursuant to the definition of Unit Acquisition Cost in the Agreement for Lease, the Lessee and the Lessor shall execute a revised AFL Unit Leasing Record to amend the Acquisition Cost for such Parcel or such Unit of Equipment to reflect such increase.

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY



                  (h) The Lessee and the Lessor agree to treat information concerning the structure and documentation of the Agreement for Lease and this Lease confidentially, except to the extent that disclosure is required by law (in which circumstance such party will use reasonable efforts to notify the other party prior to such disclosure of any information). The foregoing constraint shall not include information: (i) that is now in the public domain or subsequently enters the public domain without fault on the part of the party proposing to disclose the same; (ii) currently known to the Lessee or the Lessor from its own sources as evidenced by its prior written records; (iii) that the Lessee or the Lessor receives from a third party not under any obligation to keep such information confidential or (iv) that is provided by Lessee or Lessor to counsel, consultants, other advisors and regulatory authorities, or lenders under the Revolving Loan Facility, and Assignees or proposed Assignees, provided such parties agree (including in writing if so requested by the non-providing party) to treat any information so provided as similarly confidential.

                  (i) The Lessor recognizes the Lessee's right to call any Property by such name or designation as the Lessee may deem appropriate or reliable in the ordinary course of the Lessee's business and to place such signs, labels, plates or other markings on any Property or Equipment as the Lessee may desire in exercising such rights, subject to the provisions of paragraph (b) of Section 8 hereof.

                  (j) The Lessor shall provide to Lessee on the date hereof and hereafter upon the reasonable request of the Lessee, a balance sheet of the Lessor certified by the Lessor and showing that the Lessor's capitalization is such that at least 3.9% of its capitalization consists of contributions from the Lessor's general partner and limited partners.

                  (k) In connection with the sale of any Property or Equipment pursuant to the provisions of this Lease or the Purchase Option, the Lessor shall convey, and the purchaser shall accept a conveyance of, the Lessor's interest in the Operating Agreement, the Gas Contract, all easements, licenses, Ground Leases, Ancillary Facility Agreements and similar agreements for the benefit of such Property, adjacent property or Equipment, such conveyance to be without warranty by, or recourse to, the Lessor, except that such interest shall be free of any Liens resulting from the Lessor's willful or knowing act or omission unrelated to an occurrence of an Event of Default.

                  (l) Upon the occurrence of an Event of Default and upon the written request of the Lessee, which shall be received by the Lessor and any Assignee not later than fifteen (15) Business Days subsequent to receipt by the Lessee of notice (an "Event of Default Notice") from the Lessor or any Assignee pursuant to this Lease that an Event of Default has occurred, the Lessee shall have the right but not the obligation, not later than thirty (30) Business Days after the Lessee received the notice of the Event of Default from the Lessor or any Assignee, to purchase all Property and Equipment at a price equal to the Acquisition Cost for such Property and Equipment; provided that the purchase option contained in this paragraph shall not be available to the Lessee if the purchase price and all other amounts paid by the Lessee would in the circumstances in which such payment is made constitute a preferential payment or a voidable transfer pursuant to the provisions of the Federal Bankruptcy Code in a bankruptcy proceeding by or against the Lessee or would otherwise result in the payment being subject to recapture from the Lessor. In connection with, and as a condition to, the purchase of any Property and Equipment pursuant hereto,
(i) the Lessee shall pay at the time of purchase, in addition to the Acquisition Cost of the Property and Equipment, all other amounts payable by the Lessee under this Lease, including, without limitation, all Accrued Default Obligations, and all transfer taxes, transfer gains

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY


taxes, mortgage recording tax, if any, recording and filing fees and all other similar taxes, fees, expenses and closing costs (including reasonable attorneys' fees) in connection with the conveyance of such Property and Equipment to the Lessee and all other amounts owing hereunder, and (ii) when the Lessor transfers title, such transfer shall be on an as-is, non-installment sale basis, without warranty by, or recourse to, the Lessor, except that such title shall be free of any Liens resulting from the Lessor's willful or knowing act or omission.

                  (m) Notwithstanding any provision of this Lease to the contrary, for purposes of any Parcel of Property for which Substantial Completion (as defined in the Agreement for Lease) has not yet been effected, such Parcel shall continue to be subject to the provisions of the Agreement for Lease, and the provisions of the first sentence of paragraph (a) of Section 8 of this Lease, the final two sentences of paragraph (e) of Section 8 of this Lease, the second and third sentences of paragraph (b) of Section 9 of this Lease, paragraph (e) of Section 9 of this Lease, paragraph (f) of Section 9 of this Lease, paragraph (g) of Section 9 of this Lease and clause (i) of paragraph (c) of Section 10 of this Lease shall not be applicable to such Parcel.

                  (n) Subject to the terms and conditions contained in each Assignment Agreement and Consent, the Lessor hereby assigns to the Lessee all of the Lessor's right, title and interest in, to and under the Gas Contract, the Operating Agreement and each Ancillary Facility Agreement from the date hereof until the termination of the Initial Term and the Renewal Term, if any, with respect to the Ammonia Project.

                  (o) Upon obtaining the prior written consent of the Lessor, which consent shall not be unreasonably withheld or denied, the Lessee shall not be obligated to preserve its status as a partnership not taxable as a corporation, and the Lessee shall be permitted to change its status as a partnership.

                  SECTION 30. NO RECOURSE.

                  (a) The Lessor's obligations hereunder are intended to be the obligations of a limited partnership and of the corporation which is the general partner thereof only and no recourse for the payment of any amount due under this Lease or any other Operative Document or for any claim based thereon or otherwise in respect thereof, shall be had against any limited partner of the Lessor or any incorporator, shareholder, officer, director or Affiliate, as such, past, present or future of such corporate general partner or of any corporate limited partner or of any successor corporation to such corporate general partner or any corporate limited partner of the Lessor, or against any direct or indirect parent corporation of such corporate general partner or of any limited partner of the Lessor or any other subsidiary or Affiliate of any such direct or indirect parent corporation or any incorporator, shareholder, officer or director, as such, past, present or future, of any such parent or other subsidiary or Affiliate, it being understood that the Lessor is a limited partnership formed for the purpose of the transactions involved in and relating to this Lease and the Operative Documents on the express understanding aforesaid. Nothing contained in this paragraph (a) of Section 30 shall be construed to limit the exercise or enforcement, in accordance with the terms of this Lease and the Operative Documents and any other documents referred to herein, of rights and remedies against the limited partnership or the corporate general partner of the Lessor or the assets of the limited partnership or the corporate general partner of the Lessor.

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY


                  (b) The Lessee's obligations hereunder are intended to be the obligations of a limited partnership and of the corporation which is the general partner thereof only and no recourse for any obligation of the Lessee hereunder, or for any claim based thereon or otherwise in respect thereof, shall be had against any limited partner of the Lessee or any incorporator, shareholder, officer or director, or Affiliate, as such, past, present or future of such corporate general partner or limited partner or of any successor corporation to such corporate general partner or any corporate limited partner of the Lessee, or against any direct or indirect parent corporation of such corporate general partner or of any limited partner of the Lessee or any other subsidiary or Affiliate of any such direct or indirect parent corporation or any incorporator, shareholder, officer or director, as such, past, present or future, of any such parent or other subsidiary or Affiliate. Nothing contained in this paragraph (b) of Section 30 shall be construed to limit the exercise or enforcement, in accordance with the terms of this Lease and the Operative Documents and any other documents referred to herein, of rights and remedies against the limited partnership or the corporate general partner of the Lessee or the assets of the limited partnership or the corporate general partner of the Lessee.

                  SECTION 31. NO MERGER.

                  There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in any Parcel of Property by reason of the fact that the same person acquires or holds, directly or indirectly, this Lease or the leasehold estate hereby created or any interest herein or in such leasehold estate as well as the fee estate in any Parcel of Property or any interest in such fee estate.

                                                         THIS LEASE AGREEMENT IS
                                                    CONFIDENTIAL AND PROPRIETARY


                  IN WITNESS WHEREOF, the Lessor and the Lessee have caused this Lease to be executed and delivered as of the day and year first above written.



                         Nitrogen Leasing Company, Limited Partnership, by Nitrogen Leasing Capital, Inc., its
                         General Partner




                         By /s/ Marjorie A. Hargrave
                            ----------------------------------------------------
                            Name:  Marjorie A. Hargrave
                            Title: Vice President and
                                   Assistance Secretary




                         Arcadian Fertilizer, L.P., by Arcadian Corporation, its General Partner




                         By /s/ John H. Gheens
                            ----------------------------------------------------
                            Name:  John H. Gheens
                            Title: Treasurer

                                                      THIS LEASE AGREEMENT IS
                                                 CONFIDENTIAL AND PROPRIETARY

                                   EXHIBIT A


                         Type of Equipment or Property


                      1.  Ammonia Project


                      2.  Other*







----------------------------------

*      To be determined by agreement of the Lessee and the Lessor.

                                                      THIS LEASE AGREEMENT IS
                                                 CONFIDENTIAL AND PROPRIETARY

                                   EXHIBIT B


AFL UNIT LEASING RECORD to                 Lessor:  Nitrogen Leasing Company,
the Lease Agreement, dated                          Limited Partnership
as of March 27, 1996,                      Lessee:  Arcadian Fertilizer, L.P.
between Nitrogen Leasing Company,
Limited Partnership, as lessor,
and Arcadian Fertilizer, L.P.,
as lessee (the "Lease Agreement").

A.     AFL ULR No.: ____
       Effective Date of this AFL
       Unit Leasing Record ("AFL ULR") ________ __, 19__.

B.     PLEASE COMPLETE THE FOLLOWING STATEMENTS, IF APPLICABLE:

       1.     This AFL ULR relates to [Deed/Ground Lease] dated ________ __
              19__.

       PROPERTY DESCRIPTION AND RENTAL INFORMATION.

C.     Type of Property (use category specified in Exhibit A to the Lease
       Agreement)

D.     Specific Description:  (See Schedule A hereto if more space needed)


       ------------------------------------------------------------------------

       ------------------------------------------------------------------------

E.     Location of
       Property
                    -----------------------------------------------------------
                    State              County           City          Country

F. Unit Acquisition Cost under the Agreement for Lease as at the date hereof is $_____________.

G. If the Effective Date of this AFL ULR is after the first day of the month and prior to the Lease Rate Date in such month, the partial first month's Basic Rent for Property placed under lease by this AFL ULR will be paid from the date of this AFL ULR until the end of the month on the Basic Rent Payment Date in such month. If the Effective Date of the AFL ULR falls on or after the Lease Rate Date, the partial first month's Basic Rent will be paid from the date of this AFL ULR until the end of the month on the next succeeding Basic Rent Payment Date.

H. The Initial Term and Renewal Term for the Property placed under lease pursuant to this AFL ULR will be in accordance with the Lease Agreement.

I.     The Basic Rent is as defined in the Lease Agreement.

J. Termination of the lease of the Property leased pursuant to this AFL ULR will be in accordance with the Lease Agreement.

                                                THIS LEASE AGREEMENT IS
                                                CONFIDENTIAL AND PROPRIETARY

K.     ACKNOWLEDGMENT AND EXECUTION

       The undersigned Lessor hereby leases to the undersigned Lessee, and the Lessee acknowledges delivery to it in good condition of the Property described on this AFL ULR. The Lessee agrees to pay the Basic Rent, Additional Rent and additional payments set forth in the Lease Agreement. The covenants, terms and conditions of this lease are those appearing in the Lease Agreement, as it may from time to time be amended, which covenants, terms and conditions are hereby incorporated by reference. The terms used herein have the meaning assigned to them in the Lease Agreement.

       Arcadian Fertilizer, L.P.,         Nitrogen Leasing Company,
       Lessee                             Limited Partnership, Lessor

       By Arcadian Corporation,           By Nitrogen Leasing Capital, Inc.,
       its General Partner                its General Partner


       By                                 By
         --------------------------         ---------------------------------
         Name:                              Name:
         Title:                             Title:

                                   EXHIBIT C


UNIT LEASING RECORD to                Lessor:  Nitrogen Leasing Company,
the Lease Agreement, dated                     Limited Partnership
as of March 27, 1996,                 Lessee:  Arcadian Fertilizer, L.P.
between Nitrogen Leasing Company,
Limited Partnership, as lessor,
and Arcadian Fertilizer, L.P.,
as lessee (the "Lease Agreement").

A.     ULR No.: ____
       Effective Date of this
       Unit Leasing Record ("ULR")  ______________ __, 19__.

B.     PLEASE COMPLETE THE FOLLOWING STATEMENTS, IF APPLICABLE:

       1. This ULR relates to [Deed/Ground Lease/Bill of Sale/Invoice] dated _____________________ __, 19__.

       PROPERTY OR EQUIPMENT DESCRIPTION AND RENTAL INFORMATION

C. Type of Property or Equipment (use category specified in Exhibit A to the Lease Agreement)

       --------------------------------------

D.     Specific Description (See Schedule A hereto if more space needed)


       ------------------------------------------------------------------------

       ------------------------------------------------------------------------

E.     Location of Property
       or Equipment
                            ---------------------------------------------------
                            State          County         City          Country


 F.    Basic Cost             Additional Charges           Sale & Use Tax             Acquisition Cost

       $                 +    $                       +    $                     =    $
        ----------------       -----------------------       -------------------       ---------------------


G. If the Effective Date of this ULR is after the first day of the month and prior to the Lease Rate Date in such month, the partial first month's Basic Rent for Property or Equipment placed under lease by this ULR will be paid from the date of this ULR until the end of the month on the Basic Rent Payment Date in such month. If the Effective Date of this ULR falls on or after the Lease Rate Date, the partial first month's Basic Rent will be paid from the date of this ULR until the end of the month on the next succeeding Basic Rent Payment Date.

                                                THIS LEASE AGREEMENT IS
                                                CONFIDENTIAL AND PROPRIETARY

H. The Initial Term and Renewal Term for the Property or Equipment placed under lease pursuant to this ULR will be in accordance with the Lease Agreement.

I.     The Basic Rent is as defined in the Lease Agreement.

J. Termination of the lease of the Property or Equipment leased pursuant to this ULR will be in accordance with the Lease Agreement.

K.     ACKNOWLEDGMENT AND EXECUTION

       The undersigned Lessor hereby leases to the undersigned Lessee, and the Lessee acknowledges delivery to it in good condition of the Property or Equipment described on this ULR. The Lessee agrees to pay the Basic Rent, Additional Rent and additional payments set forth in the Lease Agreement. The covenants, terms and conditions of this lease are those appearing in the Lease Agreement, as it may from time to time be amended, which covenants, terms and conditions are hereby incorporated by reference. The terms used herein have the meaning assigned to them in the Lease Agreement.

       Arcadian Fertilizer, L.P.,            Nitrogen Leasing Company,
       Lessee                                Limited Partnership, Lessor

       By Arcadian Corporation,              By Nitrogen Leasing Capital, Inc.,
       its General Partner                   its General Partner


       By                                    By
         --------------------------            ---------------------------------
         Name:                               Name:
         Title:                              Title:

                                                THIS LEASE AGREEMENT IS
                                                CONFIDENTIAL AND PROPRIETARY

                                   EXHIBIT G


                         Description of OSHA Litigation

              In January 1993, OSHA issued citations to the Lessee and proposed a total civil penalty of $5.1 million as a result of the failure of the urea unit at the Lake Charles plant in 1992. In December 1993, the judge in the ensuing administrative law proceeding reduced the proposed penalty for the principal citation from $4.4 million to $50,000 in granting the Lessee's motion for partial summary judgment and severance. OSHA has appealed this decision to the Occupational Safety and Health Review Commission ("Review Commission"), and on September 15, 1995, the Review Commission affirmed the judge's decision.
The Review Commission also remanded the case to the judge and ordered the consolidation of the previously severed citations in order to allow OSHA to seek the judge's permission to amend the citation. OSHA chose not to seek an amendment, and the judge again severed the citations. OSHA has again appealed the decision reducing the penalty to the Review Commission as a procedural prerequisite to seeking judicial review of the decision in the United States Court of Appeals. In the meantime, the trial on the merits of the underlying citation has been concluded, but a decision is not expected for several months.

              In October 1994, the Lessee paid $.4 million to OSHA to settle the remaining citations. The Lessee did not admit to violating any law, regulation or safety standard and entered into the partial settlement solely to avoid the substantial cost and burden of litigating these issues. The Lessee maintains that it operated the Lake Charles plant in accordance with applicable health and safety regulations and industry standards, and continues to believe emphatically that OSHA's claims are without merit.

              While management and legal counsel believe that any civil penalty ultimately paid by the Lessee will be substantially less than the remaining $4.4 million penalty proposed by OSHA, they cannot predict with certainty the outcome of this proceeding.

              The Lessee received a large number of claims for personal injury and property damage as a result of the Lake Charles incident. Most of the claims were settled through a claims adjuster retained by the Lessee and its liability insurance carriers. A number of suits arising from the incident also were filed against the Lessee. There are currently 11 suits pending in the United States District Court for the Western District of Louisiana, Lake Charles Division, which have been consolidated for joint administration, and 13 cases (including one suit that has been certified as a class action) pending in the 14th Judicial District Court of Calcasieu Parish, Louisiana, which also have been consolidated for joint administration. The plaintiffs in these suits generally are seeking damages for alleged physical, mental and emotional suffering and other personal injuries, and/or property damage, lost earnings and other economic losses as a result of the failure. Most of the suits also include claims for punitive damages. All but three of the suits are being defended by the Lessee's liability insurance carriers on its behalf, and the damages alleged in such suits are believed to be within the maximum coverage limit of the liability insurance. The remaining three actions, in which the plaintiffs are substantially identical and assert substantially the same claims of economic and other injuries, are being defended by the Lessee and may not be covered by its liability insurance. The Lessee believes that many of the unsettled claims and the suits are frivolous and/or insubstantial and is vigorously defending against the same.

                                                                       EXHIBIT D


                    DESCRIPTION OF THE PROPERTY TO BE LEASED



Ammonia Plant Project

     The project is to build at the existing Arcadian complex in Trinidad a 1,850 metric tonne per day ("MTPD") ammonia plant. Ammonia will be produced as refrigerated product going to the new atmospheric refrigerated storage tankage. The plant will be operated by Arcadian Trinidad Limited (ATL) and will be engineered, procured, and constructed by The M. W. Kellogg Company ("MWK').

     The project will utilize MWKs 1,850 MTPD ammonia process based on the low energy natural gas reforming process offered and licensed by MWK.

     The ammonia plant will be designed to produce 1,850 MTPD ammonia at -28 degrees F for storage in non-pressurized tanks. Processing steps consist of the following:

     1. Raw Synthesis Gas Preparation - Raw synthesis gas is produced from natural gas as follows: compression, preheating and desulfurization is followed by steam reforming of the hydrocarbons in the natural gas in the primary reformer furnace. Auto thermal reforming in the secondary reformer where the remainder of the natural gas is converted to hydrogen, carbon monoxide and carbon dioxide while introducing sufficient process air to provide the nitrogen required for ammonia synthesis. The carbon monoxide is further reformed to carbon dioxide and hydrogen in shift reactor utilizing steam.

     2. Synthesis Gas Purification - In this section, the raw synthesis gas is processed to remove carbon dioxide and carbon monoxide yielding a highly pure hydrogen-nitrogen rich synthesis gas. The carbon dioxide removal is accomplished by use of an improved Benfield Low-Heat process (licensed by VOP). Final removal of residual carbon dioxide and carbon monoxide is accomplished by methanation.

     3. Purified Synthesis Gas Compression and Ammonia Synthesis - The above gas along with a recycled hydrogen stream is then compressed in a single case centrifugal compressor, a recycle wheel also compresses the loop circulating gases. The combined gases are then preheated before going to the ammonia reactor for conversion to ammonia.
           After heat recovery, the reactor effluent is cooled with cooling water and then ammonia refrigerant to condense the ammonia from the gases. The liquid ammonia formed is depressurized and sent to refrigerated ammonia storage.

     The plant will contain a new control room and motor control center located at its battery limits. No new administration buildings or offices will be required. There will be no changes to the existing urea facility or the ship loading dock.

     All normal plant utilities, including fresh water, potable water, cooling water, main and emergency power, and fire water will be provided as part of this project. Such services will also involve an operating agreement with ATL.

                                                                       EXHIBIT E




                                     Tab 1

                               Legal Description

FIRST SCHEDULE


DESCRIPTION OF INDUSTRIAL ESTATE

ALL AND SINGULAR that certain niece or parcel of land situate in the Ward of Couva in the Island of Trinidad comprising ELEVEN HUNDRED AND FIFTY SIX ACRES AND TWENTY THREE PERCHES be the same more or less and which said parcel of land. is delineated and coloured Pink on the Plan annexed to and marked "A" on the Deed of Conveyance dated 1Oth day of April, 1978 a.-Id registered as number 8301 of 1978.

ALL AND SINGULAR those four pieces or parcels of land situate in the Ward of Couva in the Island of Trinidad the First Thereof comprising ONE HUNDRED SIXTY AND SIXTY ACRES more or less and bounded on the North partly by lands of United Molasses Company Limited partly by parcel 2 secondly herein described and partly as are herein contained.

(c) This Lease shall be construed interpreted and performed in accordance with the laws of the Republic of Trinidad and Tobago.

(d) Headings are inserted for convenience only and shall be ignored in the construction and interpretation of this lease.

(e) No amendment, alterations, change or addition to this lease shall be effective unless it is in writing and signed by the duly authorised representatives of both parties.

IN WITNESS WHEREOF the Common Seal of POINT LISAS INDUSTRIAL PORT DEVELOPMENT CORPORATION LIMITED was hereunto affixed the 26th day of July 1982 and the Common Seal of FERTILIZERS OF TRINIDAD AND TOBAGO LIMITED was hereunto affixed the 26th day of July 1982.




FIRST SCHEDULE - DESCRIPTION OF INDUSTRIAL ESTATE

ALL AND SINGULAR that certain piece or parcel of land situate in the Ward of Couva in the Island of Trinidad comprising ELEVEN HUNDRED AND FIFTY SIX ACRES AND TWENTY THREE PERCHES be the same more or less and which said parcel of land is delineated and coloured Pink on the Plan annexed to and marked "A" on the Deed of Conveyance dated 1Oth day of April, 1978 and registered as number 8301 of 1978.

ALL AND SINGULAR those four pieces or parcels of land situate in the Ward of Couva in the Island of Trinidad the First Thereof compromising ONE HUNDRED AND SIXTY ACRES More or less and bounded on the North partly by lands of United Molasses Company Limited partly by parcel 2 secondly herein described and partly by the Gulf of Paria and partly by State Lands on the East part by parcel 2 secondly herein described and partly by (Abandoned) Trinidad Government Railway reserve and on the West partly lands of United Molasses Company limited partly by a Mangrove being the lands fourthly herein described and partly by the Gulf of Paria. The Second Thereof comprising ONE HUNDRED AND SEVENTY-ONE
ACRES AND TWO PERCHES more or less and bounded on the North partly by lands formerly of Caroni Limited but now of Caroni (1975) Limited partly by an existing road partly by lands of Federation Chemicals Limited partly by lands of the Lessor and partly by (Abandoned) Trinidad Government Railway Reserve on the South partly by parcel 1 hereinabove described partly by lands formerly of Caroni Limited but now of Caroni (1975) Limited and partly by lands of Liquid Carbonic or the East partly by (Abandoned) Trinidad Government Railway Reserve partly by lands of Liquid Carbonic and partly by lands of the Lessor and on the West partly by lands of Federation Chemicals Limited partly by lands formerly of Caroni Limited but now of Caroni (1975) and partly by lands of Liquid Carbonic or the (East partly by (Abandoned) Trinidad Government Railway
Reserve partly by lands of Liquid Carbonic and partly by lands of the. Lessor and on the West partly by lands of Federation Chemicals Limited partly by lands formerly of Caroni Limited but now of Caroni (1975) Limited by lands of United Molasses Company Limited and partly by parcel 1 hereinabove described.) The Third Thereof comprising ACRES AND THREE ROODS more or less and bounded on the North part by (Abandoned) Trinidad Government Railway Reserve and partly by the Southern Main Road on the South partly by (Abandoned) Trinidad Government Railway Reserve partly by lands now or formerly of the Phoenix Park Estate and partly by Southern Main Road on East by the Southern Main Road and on the West by

(Abandoned) Trinidad Government Railway Reserve and The Fourth Thereof comprising ELEVEN ACRES TWO ROODS AND TWENTY SEVEN PERCHES more or less and bounded on the North partly by, lands of Federation Chemicals Limited and partly by a Road on the South partly by lands of United Molasses Limited and partly by the Gulf of Paria on the East partly by the said Road partly by lands of United Molasses Limited and partly by parcel 1 hereinabove firstly described and on the West partly by lands of Federation Chemicals Limited and partly by the Gulf of Paria.

The four above-mentioned pieces or parcels of land are shown on the plan annexed to and described in the Deed of Conveyance dated 20th day of February, 1980 and registered as number 5756 of 1980.

                                                                     EXHIBIT F


                       MINIMUM LEASE PAYMENT CALCULATION

      --------------------------------------------------------------------
      NPV over the 5-year Lease Term(1)                       $254,329,915
      NPV as a % of the Construction Cost                          89.239%
      Arcadian Risidual Risk Assumption                            84.500%
      BEY LIBIOR Rate (as of 3/19/96)                               5.513%
      Weighted Average Financing Cost                               7.284%
      Lease Rate                                                 7.319659%
      --------------------------------------------------------------------

                                         Variable         Monthly Rent     Admin.       LOC            Total
Year     Month      Beginning AAC        Component         Component        Fee         Fee        Lease Payment
----     -----      -------------        ----------        ---------       -----       -----       -------------
           1        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
           2        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
           3        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
           4        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
           5        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
           6        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
           7        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
           8        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
           9        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
          10        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
          11        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
   1      12        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
          13        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
          14        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
          15        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
          16        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
          17        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
          18        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
          19        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
          20        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
          21        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
          22        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
          23        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
   2      24        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
          25        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
          26        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
          27        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
          28        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
          29        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
          30        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
          31        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
          32        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
          33        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
          34        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
          35        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
   3      36        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
          37        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
          38        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
          39        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
          40        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
          41        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
          42        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
          43        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
          44        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
          45        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
          46        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
          47        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
   4      48        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
          49        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
          50        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
          51        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
          52        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
          53        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
          54        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
          55        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
          56        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
          57        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
          58        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
          59        $285,000,000         $1,725,294              $0        $6,250      $6,875        $1,738,419
   5      60         $44,175,000         $1,725,294    $240,825,000        $6,250      $6,875      $242,563,419
---------------------------------------------------------------------------------------------------------------
NPV's                                  $103,517,641                      $375,000    $412,500      $345,130,149
---------------------------------------------------------------------------------------------------------------

(1) Calculated off the stream of Lease Payments discounted at the 7.32% the Lease rate for the Lessee.

                                AMENDMENT NO. 1

                          Dated as of August 26, 1996

                                       to


                                LEASE AGREEMENT

                           Dated as of March 27, 1996

                                    between

                 Nitrogen Leasing Company, Limited Partnership

                                                  as Lessor

                                      and

                           Arcadian Fertilizer, L.P.

                                                  as Lessee





       This Amendment has been manually executed in 8 counterparts, numbered consecutively from 1 through 8, of which this is No. 2. To the extent, if any, that this Amendment constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any jurisdiction), no security interest in this Amendment may be created or perfected through the transfer or possession of any counterpart other than the original executed counterpart which shall be the counterpart identified as counterpart No. 1.

              Amendment No. 1 dated as of August 26, 1996 to Lease Agreement ("Amendment No. 1"), dated as of March 27, 1996, between Nitrogen Leasing Company, Limited Partnership, a Delaware limited partnership ("Lessor"), and Arcadian Fertilizer, L.P., a Delaware limited partnership ("Lessee"), amending the Lease Agreement referred to below.

              WHEREAS, Lessor and Lessee have heretofore entered into an Lease Agreement, dated as of March 27, 1996 (the "Lease Agreement"); and

              WHEREAS, Lessor and Lessee wish to amend the Lease Agreement as hereinafter provided;

              NOW, THEREFORE, Lessor and Lessee hereby agree that the Lease Agreement is amended as follows:

              1. Section 1 of the Lease Agreement is hereby amended by adding the following definition thereto:

                     "'Appraisal Procedure' means the following procedure
              whereby an independent appraiser shall be appointed by the Lessor and the Lessee, with the consent of the Assignee, to determine the amount, if any, by which the sales price of the Ammonia Project has been reduced as the direct result of wear and tear in excess of the wear and tear that would have occurred if the Lessee's obligations contained in the second sentence of paragraph (b) of Section 9 of this Lease had been satisfied, if such determination is required under Section 19 of this Lease.
              If no such appraiser is appointed by the Lessor and the Lessee within thirty (30) days after the written request of either the Lessor or the Lessee that an appraiser be appointed, the Lessor and the Lessee shall each appoint an independent appraiser within thirty (30) days thereafter, and the two appraisers so appointed shall appoint a third independent appraiser. Each appraiser appointed pursuant to the foregoing procedure shall, within thirty (30) days after appointment of the last appraiser, independently determine the amount, if any, by which the sales price of the Ammonia Project has been reduced as the direct result of wear and tear in excess of the wear and tear that would have occurred if the Lessee's obligations contained in the second sentence of paragraph (b) of Section 9 of this Lease had been satisfied. If the Lessor or the Lessee shall fail to appoint an independent appraiser within the above-mentioned thirty (30) day period, the appraiser appointed by the other party shall determine such amount. If a single appraiser is appointed, such appraiser's determination shall be final. If three appraisers are appointed, the amounts determined by the three appraisers shall be averaged, the amount which differs the most from such average shall be excluded, the remaining two amounts shall then be averaged and such average shall be final. The expenses of all appraisers shall be paid by the Lessee. Each appraiser appointed pursuant to this "Appraisal Procedure" shall be an independent engineering firm of recognized standing and shall have experience in the construction, maintenance and operation of ammonia production plants."


              2. Section 19 of the Lease Agreement is hereby amended by adding the following paragraph (j) to such Section, to read in its entirety as follows:

                     "(j) If (i) an Event of Default arising solely as a result of the Lessee's failure to comply with its obligations contained in the second sentence of paragraph (b) of Section 9 of this Lease shall have occurred and be continuing, (ii) the Lessor shall terminate this Lease or the Lessee's right to the use and possession of the Ammonia Project, and (iii) the Lessor shall sell the Ammonia Project, then if the proceeds of such sale are less than 15.5% of the Acquisition Cost of the Ammonia Project, the Lessee shall pay to the Lessor the amount by which the sales price of the Ammonia Project has been reduced as the direct result of wear and tear in excess of the wear and tear that would have occurred if the Lessee's obligations contained in the second sentence of paragraph (b) of Section 9 of this Lease had been satisfied (the amount by which the sales price of the Ammonia Project has been reduced as the direct result of wear and tear in excess of the wear and tear that would have occurred if the Lessee's obligations contained in the second sentence of paragraph (b) of Section 9 of this Lease had been satisfied, to be such amount, if any, as the Lessor and the Lessee agree, or if no agreement is reached, the amount, if any, determined pursuant to the Appraisal Procedure); provided that, in no event shall the Lessee be required to pay an amount that, when combined with the proceeds received by the Lessor from the purchaser of the Ammonia Project, exceeds 15.5% of the Acquisition Cost of the Ammonia Project."


              3. This Amendment No. 1 may be executed in several counterparts, each of which when executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute but one and the same Amendment No. 1.

              4. This Amendment No. 1 shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance.

              5. Except as provided herein, all provisions, terms and conditions of the Lease Agreement shall remain in full force and effect. As amended hereby, the Lease Agreement is ratified and confirmed in all respects.

              IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed as of the date first above written.


                       Nitrogen Leasing Company, Limited Partnership
                         By: Nitrogen Leasing Capital, Inc., its General Partner


                         By: /s/ JAMES A. BROWN
                            -----------------------------------
                            Name:   JAMES A. BROWN
                            Title:  Vice President-Finance
                                   and Assistant Secretary



                       Arcadian Fertilizer, L.P.
                         By: Arcadian Corporation, its General Partner

                         By: /S/ JOHN H. GHEENS
                            -----------------------------------
                            Name:  John H. Gheens
                            Title: Treasurer





                                        3